Exhibit 10.7

BEST LOGISTICS TECHNOLOGIES LIMITED

SERIES G PREFERRED SHARE PURCHASE AGREEMENT

Table of Content

1.	Interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	11

2.	Purchase and Sale of Shares		12
	2.1	Initial Share Subscription Transaction	12
	2.2	Initial Closing	12
	2.3	Long Stop Dates	13
	2.4	Sale and Issuance of Additional Shares	13

3.	Representations and Warranties of the Company Group		14
	3.1	Organization, Good Standing and Qualification	14
	3.2	Capitalization and Voting Rights	14
	3.3	Corporate Structure; Subsidiaries	15
	3.4	Authorization	16
	3.5	Valid Issuance of Shares	16
	3.6	Consents	17
	3.7	Offering	17
	3.8	Broker	17
	3.9	Tax Matters	17
	3.10	Constitutional Documents; Books and Records	18
	3.11	Financial Statements	19
	3.12	Changes	19
	3.13	Litigation	20
	3.14	Liabilities	20
	3.15	Commitments	21
	3.16	Compliance with Laws	22
	3.17	Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions	24
	3.18	Certain Operating Metrics	25
	3.19	Title; Liens; Permits	25
	3.20	Compliance with Other Instruments	26
	3.21	Registration Rights	26
	3.22	Related Party Transactions	26
	3.23	Intellectual Property Rights	26
	3.24	Real Property	27
	3.25	Entire Business	28
	3.26	Labor Agreements and Actions	28
	3.27	Insurance	29
	3.28	Structure Agreements	29
	3.29	Advisors	30
	3.30	Regulation S	30
	3.31	Disclosure	30
	3.32	No Undisclosed Business	30

4.	Representations and Warranties of the Investors		30
	4.1	Status	30
	4.2	Authorization	30
	4.3	Consents and Approvals	31
	4.4	No Conflict	31
	4.5	No Bankruptcy or Insolvency	31
	4.6	Purchase for Own Account	31
	4.7	Disclosure of Information	31

i

	4.8	Status of Investors	31
	4.9	Restricted Securities	32
	4.10	Broker	32
	4.11	No Public Market	32
	4.12	Financing	32
	4.13	Legends	32

5.	Conditions of the Initial Investors’ Obligations at the Initial Closing		32
	5.1	Representations and Warranties	32
	5.2	Performance	33
	5.3	Authorizations	33
	5.4	Proceedings and Documents	33
	5.5	Board of Directors	33
	5.6	Restated Memorandum and Articles	33
	5.7	Indemnification Agreement	33
	5.8	Opinions of Counsel	33
	5.9	No Material Adverse Event	34
	5.10	Employment Agreement	34
	5.11	Closing Certificate	34

6.	Conditions of the Company’s Obligations at Closing		34
	6.1	Representations and Warranties	34
	6.2	Performance	34
	6.3	Governmental Approval	34

7.	Covenants; Other Agreements		35
	7.1	Confidentiality and Press Releases	35
	7.2	Tax Matters	36
	7.3	Initial Public Offering	37
	7.4	Use of Proceeds	37
	7.5	Compliance with Employee Welfare Regulations	37
	7.6	Compliance with Laws Regarding Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions	37
	7.7	Express License	38
	7.8	Franchise Contracts and Licenses	38
	7.9	Business License of Branches	39
	7.10	Lease	39
	7.11	Structure of the Company Group and Structure Agreements	39
	7.12	Tax Risk Assessment and Remediation	40
	7.13	Disposition of Domestic Co-2	40
	7.14	FATCA Compliance	40
	7.15	Other Post Closing Actions	40

8.	Miscellaneous		40
	8.1	Survival	40
	8.2	Successors and Assigns	41
	8.3	Indemnity	41
	8.4	Limitation of Liabilities	42
	8.5	Tax and Social Insurance Expenses	43
	8.6	Governing Law	43
	8.7	Dispute Resolution	43
	8.8	Notices	45
	8.9	Fees and Expenses	45
	8.10	Finder’s Fee	46
	8.11	Severability	46

ii

8.12	Amendments and Waivers	46
8.13	No Waiver	46
8.14	Rights Cumulative	46
8.15	Delays or Omissions	46
8.16	No Presumption	47
8.17	Headings and Subtitles; Interpretation	47
8.18	Counterparts	47
8.19	No Commitment for Additional Financing	47
8.20	Entire Agreement	47
8.21	Investors Obligation Several and Not Joint	47
8.22	Waivers	47

Exhibit A Members of the Company Group		A-1

Exhibit B Key Employees		B-1

Exhibit C Schedule of Investors and Transactions		C-1

Exhibit D Schedule of Existing Investors		D-1

Exhibit E Form of Seventh Amended and Restated Memorandum of Association		E-1

Exhibit F Form of Seventh Amended and Restated Articles of Association		F-1

Exhibit G Disclosure Schedule		G-1

Exhibit H Capitalization Table		H-1

Exhibit I Form of Indemnification Agreement		I-1

Exhibit J Post Closing Actions		J-1

Exhibit K Schedule of Real Property Lease Defects		K-1

Exhibit L Schedule of Operating Metrics		L-1

iii

SERIES G PREFERRED SHARE PURCHASE AGREEMENT

THIS SERIES G PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of January 18, 2016 (the “Effective Date”), by and among

(i)            Best Logistics Technologies Limited, a company organized and existing under the laws of the Cayman Islands (the “Company”);

(ii)           each member of the Company Group (as defined below) listed on Exhibit A;

(iii)          Mr. Shao-Ning Johnny Chou (the “Founder”);

(iv)          the initial investors listed in Part 1 of Exhibit C attached hereto (the “Initial Investors” and each an “Initial Investor”);

(v)           the additional investors listed in Part 2 of Exhibit C attached hereto (each an “Additional Investor” and collectively the “Additional Investors”, together with Initial Investors, the “Investors” and each an “Investor”); and

(vi)          the investors listed on Exhibit D attached hereof (the “Existing Investors” and each a “Existing Investor”)

Unless otherwise provided in this Agreement, each of the parties listed from items (i) to (v) shall be referred to herein individually as a “Party” and collectively as the “Parties.” For the avoidance of doubt, each of the Existing Investors is deemed to be a party to this Agreement only in respect of its rights and liabilities as provided under Sections 7.1, 8.2, 8.6, 8.7, 8.8, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 8.18, 8.20 and 8.22 hereof.

RECITALS

(A)       The Company Group is currently engaged in the business of providing logistics and express services and IT system communication and other value-added services related to such logistics and express services in the PRC (the “Business”).

(B)       The Existing Investors are holders of the Company’s issued and outstanding Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares, as applicable.

(C)       The Investors wish to invest in the Company by subscribing for Series G-1 or Series G-2 Preferred Shares to be issued by the Company pursuant to the terms and subject to the conditions of this Agreement. The Company wishes to issue, allot and sell Series G-1 or Series G-2 Preferred Shares to the Investors pursuant to the terms and subject to the conditions of this Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Interpretation.

1.1          Definitions. The following terms shall have the meanings ascribed to them below:

“2016 Audited Financial Statements” means an audited consolidated income statement and statement of cash flows for the Company Group for the fiscal year from January 1, 2016 and ending December 31, 2016 and an audited consolidated balance sheet for the Company Group as of the end of the same fiscal year, together with an audit report thereon by a “big four” firm of independent certified public accountants or such other accounting firm that is registered with the Public Company Accounting Oversight Board and approved by the Board, and prepared in accordance with IFRS and consistent with prior periods.

“ACT” has the meaning set forth in Section 4.13 hereof.

“Additional Closing” has the meaning set forth in Section 2.4(i) hereof.

“Additional Investors” has the meaning set forth in the Preamble of this Agreement.

“Additional Subscription Shares” has the meaning set forth in Section 2.4(ii) hereof.

“Additional Subscription Consideration” has the meaning set forth in Section 2.4(iii) hereof.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Arbitration Notice” has the meaning set forth in Section 8.7(ii) hereof.

“Associated Person” means, in relation to a Person, the following persons and concerns (as appropriate): (i) any Relative of such Person; (ii) any company in which fifty one percent (51%) or more of the equity share capital is held either directly or indirectly by such Person, or any Relative of such Person or a firm, or any Relative of such Person is a partner or a member as the case may be; and (iii) any direct or indirect subsidiary of a company specified in clause (ii) above.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Hong Kong Special Administrative Region, New York, or the Cayman Islands.

“BVI Entity” means Eight Hundred Logistics Technologies Corporation.

“CFC” means a controlled foreign corporation as defined in the Code.

“Circular 37” means the Notice on Relevant Issues Concerning Foreign Exchange Administration of Domestic Residents Engaging in Overseas Investments and Financings and Round-trip Investments via Overseas Special Purpose Companies issued by SAFE on July 14, 2014, including any amendment, implementing rules, or official interpretation thereof, and any other rules and circulars issued by SAFE regulating filings or registrations of round-trip investment.

“Closing” means the Initial Closing or the Additional Closing, as applicable.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Group” means the Company, the BVI Entity, the HK Entity, the US Entity, the WFOE-1, the WFOE-2, the WFOE-3, the WFOE-4, the WFOE-5, the WFOE-6, the WFOE-7, the Domestic Co-1 and the Domestic Co-2, together with each Subsidiary of the aforementioned entities, and each Person (other than a natural person) that is, directly or indirectly, Controlled by any of the foregoing, including but not limited to each joint venture in which any of the foregoing holds more than fifty percent (50%) of the voting power. The particulars of each member of the Company Group are set forth on Exhibit A attached hereto.

“Confidential Information” has the meaning set forth in Section 7.1(i) hereof.

“Contract” means, as to any Person, any provision of any security issued by such Person or any oral or written contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Shares.

“Convertible Securities” means, with respect to any specified Person, any equity securities convertible or exchangeable into or exercisable for any shares of any class of such specified Person, however described and whether voting or non-voting.

“Disclosing Party” has the meaning set forth in Section 7.1(iii) hereof.

“Disclosure Schedule” has the meaning set forth in Section 3 hereof.

“Dispute” has the meaning set forth in Section 8.7(i) hereof.

“Domestic Co-1” means Hangzhou Best Network Technologies Ltd. (杭州 百世网络技术有限公司).

“Domestic Co-2” means Shanghai Zhengqi Logistics Co., Ltd. (上海正奇物流有限公司).

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“Environmental Law” means any and all applicable PRC or non-PRC Law, authorization by any Governmental Authority, or any other requirement of any Governmental Authority relating to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of Hazardous Substances, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any member of the Company Group.

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“ESOP” has the meaning set forth in Section 3.2(i) hereof.

“Existing Investors” has the meaning set forth in Preamble of this Agreement.

“Existing Memorandum and Articles” means the sixth amended and restated memorandum of association of the Company and the sixth amended and restated articles of association of the Company, adopted January 15, 2015.

“Existing Shareholders Agreement” means the fifth amended and restated shareholders agreement, dated January 8, 2015, by and among the Company, the Existing Investors, and other shareholders of the Company and certain other parties therein.

“Express License” means the express delivery operation license (快递业务经营许可证) issued by the State Post Bureau of the PRC or its local branch.

“Fair Market Value” has the meaning set forth in Section 8.3(vi) hereof.

“Financial Statements” has the meaning set forth in Section 3.11 hereof.

“Foreign Exchange Authorizations” has the meaning set forth in Section 3.16(iv) hereof.

“Founder” has the meaning set forth in the Preamble of this Agreement.

“Fundamental Warranties” means, collectively, the representations and warranties of the Warrantors as set forth in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Capitalization and Voting Rights), Section 3.3 (Corporate Structure; Subsidiaries), Section 3.4 (Authorization), Section 3.5 (Valid Issuance of Shares), Section 3.6 (Consents), Section 3.10 (Constitutional Documents; Books and Records), Section 3.26 (Labor Agreements and Actions) and Section 3.28 (Structure Agreements).

“Government Entity” shall have the meaning in Section 3.17(ii) hereof.

“Governmental Authority” means any nation or government or any nation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization (including stock exchange).

“Group Company Security Holder” shall have the meaning in Section 3.16(iv) hereof.

“Hazardous Substances” means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes” or “toxic substances,” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or “EP toxicity,” and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore, and asbestos or asbestos-containing materials.

“HK Entity” means Best Logistics Technologies Limited (百世物流科技有限公司).

“HKIAC” has the meaning set forth in Section 8.7(iii) hereof.

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board.

“Indemnifiable Loss” means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, other than consequential damages. Notwithstanding anything to the contrary provided in the preceding sentence, “Indemnifiable Loss” shall include, but shall not be limited to, (i) interest, penalties, legal, accounting and other professional fees and reasonable expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person and (ii) any Taxes that may be payable by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification; provided that Indemnifiable Loss shall exclude any indirect losses (other than diminution in value) and the maximum amount each Investor shall be entitled to recover for any Indemnifiable Losses in respect of any claim or claims relating to diminution in value shall be limited to an amount equal to the Subscription Consideration plus an annual return of ten percent (10%) thereof, compounded annually.

“Indemnified Party” has the meaning set forth in Section 8.3(ii) hereof.

“Indemnifying Party” has the meaning set forth in Section 8.3(ii) hereof.

“Initial Closing” has the meaning set forth in Section 2.2 hereof.

“Initial Investors” has the meaning set forth in the Preamble of this Agreement.

“Initial Share Subscription Transaction” has the meaning set forth in Section 2.1 hereof.

“Initial Subscription Consideration” has the meaning set forth in Section 2.1 hereof.

“Initial Subscription Shares” has the meaning set forth in Section 2.1 hereof.

“Intellectual Property” means any and all (i) patents, all patent rights and all applications therefore and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the Business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“Investors” has the meaning set forth in the Preamble of this Agreement.

“Investors Expenses” has the meaning set forth in Section 8.9(i) hereof.

“Key Employees” means, with respect to any Person, the president, chief executive officer, the chief financial officer, the chief operating officer, the chief technical officer, the chief sales and marketing officer, the general manager, any other manager with the title of “vice-president” or higher or any other employee with responsibilities similar to any of the foregoing, of such Person. The particulars of the Key Employees of the members of the Company Group are set forth on Exhibit B attached hereto.

“Knowledge” means, with respect to any Person, the actual knowledge of such Person (in the case of an entity or organization such Person’s executive officers and senior management) and that knowledge as would reasonably be expected to be known by such Person (in the case of an entity or organization such Person’s executive officers and senior management), after making such due and careful inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including but not limited to due inquiry of all Key Employees and any other officers or directors of the Person and of its Affiliates who could reasonably be expected to have knowledge of the matters in question.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Lead Investors” means Shanghai Guangshi Investments Center (Limited Partnership) (上海光世投资中心（有限合伙）) and CBLC Investment Limited.

“Lease” has the meaning set forth in Section 3.24(ii) hereof.

“Liabilities” means, with respect to any Person, all liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any mortgage, pledge, claim, security interest, encumbrance, title defect, lien, charge, hypothecation, or other restriction or limitation.

“Material Adverse Effect” means any change in or effect on the business of a Person that, individually or with respect to a series of related changes or effects, is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, or results of operations of the Person, except to the extent any such change(s) or effect(s) result from or are attributable to changes in general economic conditions or changes affecting the industry generally in which the Person operates provided that such change(s) or effect(s) do not affect the Person in a materially disproportionate manner as compared to other Persons in the same industry.

“Material Contracts” has the meaning set forth in Section 3.15(i) hereof.

“Money Laundering Laws” has the meaning set forth in Section 3.17(iv) hereof.

“OFAC” has the meaning set forth in Section 3.17(vii) hereof.

“Ordinary Shares” means the ordinary shares of the Company, par value US$0.01 per share, the rights and privilege of which are specified in the Existing Memorandum and Articles.

“Ordinary Share Equivalents” means warrants, options and other rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“Ordinary Shareholders” means, as of any time, any holders of Ordinary Shares.

“Party” or “Parties” has the meaning set forth in the Preamble of this Agreement.

“Per Share Consideration” means US$9.0443.

“Permits” has the meaning set forth in Section 3.19(ii) hereof.

“Permitted Liens” means (i) Liens for taxes not yet delinquent or the validity of which are being contested and (ii) Liens incurred in the ordinary course of business, which (x) do not in the aggregate materially detract from the value of the assets that are subject to such Liens and (y) were not incurred in connection with the borrowing of money.

“Permitted Transfer” means any transfer approved by the Board of the Company to a Relative of a Shareholder, or to any entity or organization (including trusts, partnerships and limited liability companies) established for estate planning purposes and controlled or owned by a Shareholder (each foregoing transferee, a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Investors and that any such Permitted Transferee enters into and becomes bound by the Shareholders Agreement (and each other relevant Transaction Document).

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series E Preferred Shares, the Series F Preferred Shares and the Series G Preferred Shares of the Company.

“Principal Tribunal” has the meaning set forth in Section 8.7(ix)(1).

“Public Official” has the meaning set forth in Section 3.17(ii).

“Purchased Securities” has the meaning set forth in Section 4.6 hereof.

“Qualified IPO” shall mean a firmly underwritten registered public offering of Ordinary Shares of the Company on the NASDAQ Global Market, the New York Stock Exchange, the Hong Kong Stock Exchange or any other internationally recognized exchange selected and approved by the Board of the Company in accordance with Section 4.9 of the Restated Shareholders Agreement and the applicable regulatory authorities and stock exchange in the relevant jurisdiction with (i) gross proceeds to the Company of at least US$300 million, and (ii) a pre-money IPO market valuation of at least US$4.0 billion.

“Regulation S” has the meaning set forth in Section 3.30 hereof.

“Related Party” has the meaning set forth in Section 3.22 hereof.

“Relative” means, in relation to a natural person, the spouse, parents, siblings and children of such Person and their respective spouses and children (as appropriate).

“Relevant Person” has the meaning set forth in Section 3.17(vii) hereof.

“Representative” has the meaning set forth in Section 3.17(i) hereof.

“Restated Memorandum and Articles” means the seventh amended and restated memorandum of association of the Company and the seventh amended and restated articles of association of the Company attached hereto as Exhibit E and Exhibit F, respectively, to be adopted in accordance with the Companies Law (2013 Revision) of the Cayman Islands at the Initial Closing, which shall be in full force and effect as of the Initial Closing.

“Restated Shareholders Agreement” means the Sixth Amended and Restated Shareholders Agreement entered into by and among the Company, the Investors, the Existing Investors and certain other parties thereto on the date hereof.

“SAFE” has the meaning set for in Section 3.16(i) hereof.

“SAFE Rules and Regulations” has the meaning set forth in Section 3.16(iv) hereof.

“Sanctions” has the meaning set forth in Section 3.17(vii) hereof.

“SEC” has the meaning set forth in Section 4.8 hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Shareholder” has the meaning set forth in Section 2.4(i) hereof.

“Series A Preferred Shares” means the Series A Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Existing Memorandum and Articles.

“Series B Preferred Shares” means the Series B Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Existing Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Existing Memorandum and Articles.

“Series D Preferred Shares” means the Series D Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Existing Memorandum and Articles.

“Series E Preferred Shares” means the Series E Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Existing Memorandum and Articles.

“Series F Preferred Shares” means Series F-1 Preferred Shares and Series F-2 Preferred Shares, as applicable.

“Series F-1 Preferred Shares” means the Series F-1 Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Existing Memorandum and Articles.

“Series F-2 Preferred Shares” means the Series F-2 Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Existing Memorandum and Articles.

“Series G Indemnified Party” has the meaning set forth in Section 8.3(i) hereof.

“Series G Preferred Shares” means Series G-1 Preferred Shares and Series G-2 Preferred Shares, as applicable.

“Series G-1 Preferred Shares” means the Series G-1 Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Restated Memorandum and Articles.

“Series G-2 Preferred Shares” means the Series G-2 Preferred Shares, par value of US$0.01 per share, the rights, privileges and preferences of which are specified in the Restated Memorandum and Articles.

“Shareholders” means, as of any time, any holders of Ordinary Shares and / or Preferred Shares.

“Social Insurance” has the meaning set forth in Section 3.26(iii) hereof.

“Social Insurance Contributions” has the meaning set forth in Section 8.3(i) hereof.

“Statement Date” has the meaning set forth in Section 3.11 hereof.

“Structure Agreements” means the Contracts, as amended from time to time, which enable the Company to exclusively Control, and consolidate in its financial statements the results of, the Domestic Co-1 and Domestic Co-2, entered into (i) among the WFOE-1, the shareholders of the Domestic Co-1 and the Domestic Co-1, and (ii) among the WFOE-1, the shareholders of the Domestic Co-2 and the Domestic Co-2, which are listed in Section 3.28 of the Disclosure Schedule.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital.

“Subscription Consideration” has the meaning set forth in Section 2.4(iii) hereof.

“Subscription Shares” has the meaning set forth in Section 2.4(ii) hereof. hereof.

“Tax” means all tax imposed by any Governmental Authority in the Cayman Islands, the PRC or elsewhere, including national, provincial, local, or foreign taxes and other taxes on income, estimated income, alternative or add-on minimum, gross receipts, profits, withholding (e.g. employees’ individual income taxes), production, business, license, occupation, stamp, premium, value added, consumption, utility, franchise, service, personal and real property (including special assessments or charges), sales, use, transfer, gains, excise, severance, environmental, unclaimed property, employment, unemployment, payroll, disability, social security, minimum tax, capital stock, registration or any other tax, custom duty, ad valorem levy, government fee, or other like assessment or charge of any kind, together with any interest or any penalty, addition to tax, or additional amount, whether disputed or not, and including any loss or Liabilities incurred in connection with the determination, settlement or litigation of any Liabilities arising therefrom, and any liability for the Taxes of any Person as a transferee, successor, or agent, by contract, or otherwise.

“Tax Return” means any tax return, declaration, report, estimate, claim for refund, claim for extension, information return, or statement relating to any Tax, including any schedule or attachment thereto.

“Term Sheet” means that certain non-binding Term Sheet entered into by and among the Company, the Founder and the Initial Investors in connection with the issuance of Series G Preferred Shares.

“Transaction Documents” means this Agreement, the Restated Memorandum and Articles, the Restated Shareholders Agreement and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer Shares” has the meaning set forth in Section 2.4(i) hereof.

“US Entity” means Best Logistics Technology Co., Ltd.

“Warrantors” has the meaning set forth in Section 3 hereof.

“WFOE-1” means Zhejiang Best Technologies Ltd. (浙江百世技术有限公司).

“WFOE-2” means Best Logistics Technologies (China) Co., Ltd. (百世物流科技（中国）有限公司).

“WFOE-3” means Best Store Network (Hangzhou) Co., Ltd (百世店加科技（杭州）有限公司).

“WFOE-4” means Best Logistic Technologies (Dongguan) Co., Ltd. (百世物流科技（东莞）有限公司).

“WFOE-5” means Best Logistics Technologies (Ningbo Free Trade Zone) Co., Ltd. (百世物流科技（宁波保税区）有限公司).

“WFOE-6” means Best Finance Lease (Zhejiang) Co., Ltd. (百世融资租赁（浙江）有限公司).

“WFOE-7” means Best Supply Chain Management (Hangzhou) Co., Ltd. (百世供应链管理（杭州）有限公司).

1.2                               Interpretation. For all purposes of this Agreement, except as otherwise expressly provided:

(i)                                     the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular;

(ii)                                  all accounting terms not otherwise defined herein have the meanings assigned under IFRS;

(iii)                               all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement unless explicitly stated otherwise;

(iv)                              pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(v)                                 the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(vi)                              all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise;

(vii)                           “or” is not exclusive;

(viii)                        the term “including” will be deemed to be followed by “, but not limited to,”;

(ix)                              the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive;

(x)                                 the term “day” means “calendar day”;

(xi)                              words in the singular include the plural, and words in the plural include the singular; and

(xii)                           all references to dollars are to currency of the United States of America.

2.                                      Purchase and Sale of Shares.

2.1                               Initial Share Subscription Transaction. Subject to the terms and conditions of this Agreement, at the Initial Closing, each Initial Investor agrees to subscribe for and purchase, severally and not jointly, and the Company agrees to issue, allot and sell to each Initial Investor, that class and number of Series G Preferred Shares set forth opposite each Initial Investor’s name under the heading “Class and Number of Initial Subscription Shares” in Part 1 (Initial Transaction) of Exhibit C attached hereto (each an “Initial Subscription Shares”), at a price per share equal to the Per Share Consideration, with each Initial Investor to pay, severally and not jointly, as consideration for such Initial Subscription Shares the aggregate purchase price set forth opposite such Initial Investor’s name under the heading “Initial Subscription Consideration” in Part 1 (Initial Transaction) of Exhibit C attached hereto (each an “Initial Subscription Consideration”). The foregoing is referred to herein as the “Initial Share Subscription Transaction”.

2.2                               Initial Closing. The consummation of the transactions contemplated in Section 2.1 (the “Initial Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable and in any event within fifteen (15) Business Days after all closing conditions specified in Section 5, and Section 6 have been satisfied (other than those conditions that by their terms are to be satisfied at Initial Closing, but subject to the satisfaction thereof at the Initial Closing) or otherwise waived or at such time and place as the Company and the Initial Investors may agree upon in writing. At the Initial Closing:

(i)                                     Each Initial Investor shall pay, or cause to be paid, to the Company, the Initial Subscription Consideration as set forth opposite such Initial Investor’s name in Part 1 (Initial Transaction) of Exhibit C attached hereto, to an account notified in writing by the Company no less than five (5) Business Days prior to the Initial Closing Date, by wire transfer in immediately available funds;

(ii)                                  The Company shall deliver to each Initial Investor a photocopy of the share certificate representing the Series G-1 or Series G-2 Preferred Shares, as applicable, purchased by such Initial Investor in the Initial Transaction, against payment of the relevant Initial

Subscription Consideration (with the original share certificate to be delivered by the Company within ten (10) days following the Initial Closing);

(iii)                               The Company shall, against payment of the Initial Subscription Consideration, (I) update the register of members of the Company to reflect the Initial Share Subscription Transaction, and (II) deliver to each Initial Investor a photocopy of the updated register of members certified by the Chief Executive Officer of the Company (with a copy certified by the registered agent (or its sub-agent) of the Company to be delivered within ten (10) days following Initial Closing); and

(iv)                              The Company shall, upon the Initial Closing, (I) update the register of directors of the Company to reflect appointment of the new directors designated by the Initial Investors, and (II) deliver to each Initial Investor that appointed a new director a photocopy of the updated register of directors of the Company certified by the Chief Executive Officer of the Company (with a copy certified by the registered agent (or its sub-agent) of the Company to be delivered within ten (10) days following Initial Closing).

2.3                               Long Stop Dates. The Parties agree and acknowledge that (i) if any closing condition specified in Section 5 hereof has not been fulfilled or otherwise waived by the Initial Investors within 90 days following the Effective Date, the Initial Investors shall, at their election, be relieved of all of their respective obligations under this Agreement without thereby waiving any other right the Initial Investors may have by reason of such failure or such non-fulfillment, and (ii) if the closing conditions specified in Section 5 hereof have been satisfied or otherwise waived by the Initial Investors but any closing condition specified in Section 6 hereof has not been fulfilled or otherwise waived by the Company within 90 days thereafter, the Company shall at its election be relieved of all of its obligations under this Agreement with respect to the Initial Investors without thereby waiving any other right the Company may have by reason of such failure or such non-fulfillment.

2.4                               Sale and Issuance of Additional Shares

(i)                                     On or prior to February 28, 2016, (y) the Company may issue, allot and sell, for the same purchase price per share and on the same terms and conditions as those contained in this Agreement, in aggregate up to 16,585,052 Series G-2 Preferred Shares (subject to appropriate adjustment of any stock dividend, stock split, combination or similar recapitalization affection such shares), and (z) subject to the Company’s prior written consent, one or more Existing Investors (the “Selling Shareholders” each a “Selling Shareholder”) may sell, for the same purchase price per share, in aggregate up to 16,585,052 Preferred Shares (subject to appropriate adjustment of any stock dividend, stock split, combination or similar recapitalization affection such shares), to one or more Additional Investors at one additional closing (the “Additional Closing”); provided that each Additional Investor shall become a party to the Restated Shareholders Agreement by executing and delivering a counterpart signature page to the Restated Shareholders Agreement. Each Additional Investor may become a party to the other Transaction Documents by executing and delivering a counterpart signature page to each of the other Transaction Documents. The Preferred Shares sold by the Selling Shareholders (the “Transfer Shares”) will be re-designated by the Company as Series G-2 Preferred Shares upon the Additional Closing.

(ii)                                  Part 2 (Additional Transaction) of Exhibit C hereof shall be updated to reflect the number of Series G-2 Preferred Shares to be issued by the Company to each Additional Investor (the “Additional Subscription Shares”, together with the Initial Subscription Shares, the “Subscription Shares”) and the class and number of Preferred Shares to be sold by each Selling Shareholder to the relevant Additional Investor at the Additional Closing. Notwithstanding anything to the contrary contained herein, (x) the representations and warranties of the Warrantors set forth in the Section 3 hereof (including the Disclosure Schedule) speak only as of the date hereof and Warrantors will have no obligation to update such disclosure for the Additional Closing, (y) the representations and warranties of the Additional Investors set forth in the Section 4 speak as of the date of the Additional Closing, and (z) other than the certificates and other documents specified in paragraph (iii) below, the Company will have no obligation to update or deliver any certificates or other documents referred to in Section 5 hereof with respect to the Additional Closing.

(iii)                               At the Additional Closing, the Company shall deliver to each Additional Investor and Selling Shareholder a copy of the share certificate and the updated register of members of the Company certified by the Chief Executive Office of the Company reflecting (y) the Additional Subscription Shares purchased by each Additional Investor at the Additional Closing, subject to payment of the purchase price set forth opposite such Additional Investor’s name under the heading “Additional Subscription Consideration” in Part 2.2 (Additional Share Subscription Transaction) of Exhibit C hereof by wire transfer of immediately available funds to a bank account designated in writing by the Company (each, an “Additional Subscription Consideration”, together with the Initial Subscription Consideration, the “Subscription Consideration”); and (z) the Transfer Shares purchased by the Additional Investors listed in Part 2.1 (Share Sale Transaction) of Exhibit C hereof at the Additional Closing, subject to receipt of the instrument of transfer executed by the relevant Selling Shareholder and the Additional Investor.

3.                                      Representations and Warranties of the Company Group. Subject to such exceptions as may be specifically set forth in the Disclosure Schedule attached to this Agreement as Exhibit G (the “Disclosure Schedule”), each member of the Company Group and the Founder (together, the “Warrantors”), jointly and severally, represents, warrants and undertakes to the Investors that each of the statements contained in this Section 3 are true, accurate, complete and not misleading as of the date of this Agreement, and each of such statements shall be true, accurate, complete and not misleading on and as of the date of the Initial Closing, with the same effect as if made on and as of the date of the Initial Closing.

3.1                               Organization, Good Standing and Qualification. Except as set forth in Section 3.1 of the Disclosure Schedule, each member of the Company Group is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each member of the Company Group has all requisite legal and corporate power and authority to own, lease and operate its properties and carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which it conducts and proposes to conduct business.

3.2                               Capitalization and Voting Rights.

(i)                                     After the Restated Memorandum and Articles is adopted by way of special resolution and becomes effective upon the Initial Closing, the authorized capital of the Company will be US$7,000,000 divided into 417,943,177 Ordinary Shares (of which 60,000,000 Ordinary Shares are issued and outstanding), 30,000,000 Series A Preferred Shares (all of which are issued and outstanding), 20,000,000 Series B Preferred Shares (all of which are issued and outstanding), 16,173,914 Series C Preferred Shares (all of which are issued and outstanding), 29,896,623 Series D Preferred Shares (all of which are issued and outstanding), 42,731,874 Series E Preferred Shares (all which are issued and outstanding), 25,000,000 Series F-1 Preferred Shares (all of which are issued and outstanding), 31,680,441 Series F-2 Preferred Shares (all of which are issued and outstanding), 15,479,382 Series G-1 Preferred Shares (none of which are issued and outstanding) and 71,094,589 Series G-2 Preferred Shares (none of which are issued and outstanding). Except for the Series A, B, C, D, E and F Preferred Shares, the Company does not and will not have any other series of preferred shares issued and outstanding immediately prior to the Initial Closing.

As of the Initial Closing, the Company shall have reserved (a) 20,934,684 Ordinary Shares for issuance to officers, directors, employees, consultants or service providers (options to purchase 16,282,688 Ordinary Shares have already been granted) of the Company pursuant to an equity incentive plan of the Company (the “ESOP”) which was adopted by the Board of Directors and approved by the holders of equity securities of the Company on May 31, 2008, (b) 30,000,000 Ordinary Shares for issuance upon conversion of the Series A Preferred Shares,

(c) 20,000,000 Ordinary Shares for issuance upon conversion of the Series B Preferred Shares, (d) 16,173,914 Ordinary Shares for Issuance upon conversion of the Series C Preferred Shares, (e) 29,896,623 Ordinary Shares for Issuance upon conversion of the Series D Preferred Shares, (f) 42,731,874 Ordinary Shares for issuance upon conversion of the Series E Preferred Shares, (g) 56,680,441 Ordinary Shares for issuance upon conversion of the Series F Preferred Shares, (h) 15,479,382 Ordinary Shares for issuance upon conversion of the Series G-1 Preferred Shares, and (i) 71,094,589 Ordinary Shares for issuance upon conversion of the Series G-2 Preferred Shares.

Except as set forth above and except for (a) the conversion privileges of the Preferred Shares and (b) certain rights provided in the Existing Memorandum and Article and the Existing Shareholders Agreement or the Restated Memorandum and Article and the Restated Shareholders Agreement, there are no outstanding options, securities, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its equity securities. The Company is not a party or subject to any agreement that affects or relates to the voting or giving of written consents with respect to any security of the Company.

(ii)                                  The Capitalization Table attached hereto as Exhibit H sets forth the complete and accurate capitalization of the Company immediately following the Initial Closing, including without limitation: (x) all record and beneficial owners of all share capital or other equity interests of the Company, and (y) details of any share or other incentive options granted. The particulars of each member of the Company Group set forth in Exhibit A are a true, complete and correct description of such information regarding such member of the Company Group.

(iii)                               All share capital of each member of the Company Group has been duly and validly issued (or subscribed for), has been fully paid and is non-assessable. All share capital of each member of the Company Group is free of Liens and any other restrictions on transfer (except for any restrictions on transfer under the Shareholders Agreement). No share capital of any member of the Company Group was issued or subscribed to in violation of the preemptive rights of any person, terms of any agreement or any Laws, by which each such Person at the time of issuance or subscription was bound. There are no (a) resolutions pending to increase the share capital of any member of the Company Group; (b) outstanding options, warrants, proxy, agreements, pre-emptive rights or other rights relating to the share capital of any member of the Company Group, other than as contemplated by this Agreement; (c) outstanding Contracts or other agreements under which any member of the Company Group or any other Person purchases or may purchase or otherwise acquires or may acquire, any interest in the share capital of any member of the Company Group; (d) dividends which have accrued or been declared but are unpaid by any member of the Company Group; or (e) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any member of the Company Group other than the ESOP.

(iv)                              Except as set forth in Section 3.2(iv) of the Disclosure Schedule, none of the Company’s share purchase agreements or share option documents (including the ESOP) contains a provision for early exercise of options, or acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any share options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Existing Memorandum and Articles and the Existing Shareholders Agreement or the Restated Memorandum and Article and the Restated Shareholders Agreement, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity securities.

3.3                               Corporate Structure; Subsidiaries. Section 3.3 of the Disclosure Schedule sets forth a complete structure chart showing all members of the Company Group, and indicating the ownership and Control relationships among all members of the Company Group and all holders (directly or indirectly) of equity interests (including interests convertible into or exchangeable for equity interests) in the members of the Company Group (excluding the Company). No member of the Company Group owns, directly or indirectly, any interest in any other Person, other than members of the Company Group, as applicable, or is a participant in any joint venture, partnership or similar arrangement.

3.4                               Authorization. Each member of the Company Group has all requisite legal and corporate power, and has taken all corporate action on the part of such Person, its officers, directors and shareholders as may be necessary for the authorization, execution and delivery of this Agreement and each of the Transaction Documents to which it is a party and the performance of all obligations of such Person hereunder and thereunder. The authorization of the issuance (or reservation for issuance), sale and delivery of the Subscription Shares being sold hereunder, and the Conversion Shares, has been taken or will be taken prior to the Initial Closing, and this Agreement, each of the Transaction Documents to which each Warrantor is a party, when executed and delivered by such Person, will constitute the valid and legally binding obligation of such Person, enforceable against such Person in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The issuance of any Subscription Shares or Conversion Shares is not subject to any preemptive rights or rights of first refusal, or if any such preemptive rights or rights of first refusal exist, waiver of such rights has been obtained from the holders thereof. For the purpose of this Agreement only, the terms “reserve”, “reservation” or similar words with respect to a specified number of Ordinary Shares or Shares of the Company shall mean that the Company shall, and the Warrantors and the Board of Directors of the Company shall ensure that the Company shall, refrain from issuing such number of shares so that such number of shares will remain in the authorized but unissued share capital of the Company until the conversion rights of the holders of any Convertible Securities exercisable for such shares are exercised in accordance with the Restated Memorandum and Articles or otherwise.

3.5                               Valid Issuance of Shares.

(i)                                     The Subscription Shares to be issued or sold hereunder, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly allotted, issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws and under the Restated Shareholders Agreement and the Restated Memorandum and Articles) and will have attached to them the rights and benefits specified in the Company’s Restated Memorandum and Articles. The re-designation by the Company of the Transfer Shares upon the Additional Closing in the manner provided hereunder will result in the re-designation of the Transfer Shares into Series G-2 Preferred Shares in an amount that is equal to the number of the Transfer Shares. The Series G-2 Preferred Shares purchased by the Investors from the Selling Shareholders, when re-designated from the Transfer Shares, will be duly and validly allotted, issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws and under the Restated Shareholders Agreement and the Restated Memorandum and Articles), will have attached to them the rights and benefits specified in the Company’s Restated Memorandum and Articles and will transfer to the Investors good and valid title to Series G Preferred Shares. The Conversion Shares will be reserved for issuance at and after the Initial Closing and, upon issuance in accordance with the terms of the Restated Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws and under the Restated Shareholders Agreement and the Restated Memorandum and Articles). Except as set forth in the Restated Shareholders Agreement, the Shares and the Conversion Shares are not subject to any preemptive rights, rights of first refusal or other similar rights.

(ii)                                  All presently outstanding equity securities of the Company were duly and validly issued, have been fully paid and are non-assessable, free and clear of any Liens and are free of restrictions on transfer (except for any restrictions on transfer under applicable securities Laws and under the Existing Shareholders Agreement and the Existing Memorandum and Articles) and have been issued in compliance with the requirements of all applicable Cayman Laws and securities Laws, including, to the extent applicable, the Securities Act.

3.6                               Consents. Except for the consent of holders of Series A, B, C, D, E and F Preferred Shares, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any party to a Contract or any other third Party is required on the part of any Warrantor in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement or the Transaction Documents or the offer, sale, issuance or reservation for issuance of the Subscription Shares and the Conversion Shares or the re-designation of the Transfer Shares.

3.7                               Offering. Subject to the truth and accuracy of the Investors’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Subscription Shares and the Conversion Shares, as contemplated by the Transaction Documents, are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws.

3.8                               Broker. Except as set forth in Section 3.8 of the Disclosure Schedule, the Company does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents and the Company has incurred no liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transactions Documents or the consummation of the transactions contemplated therein.

3.9                               Tax Matters.

(i)                                     Except as set forth in Section 3.9(i) of the Disclosure Schedule, each member of the Company Group (a) has timely filed all Tax Returns that are required to have been filed by it with any Governmental Authority, (b) has timely paid all Taxes owed by it which are due and payable or withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party, and (c) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of clauses (a) and (b), unpaid taxes that are in contest with tax authorities by any member of the Company Group in good faith or nonmaterial in amount.

(ii)                                  Each Tax Return referred to in paragraph (i) above was prepared in compliance with applicable Law and was (and will be) true, accurate and complete in all material respects. None of such Tax Returns contains a statement that is false or misleading in any material respect or omits any matter that is required to be included or without which the statement would be false or misleading in any material respect. No reporting position was taken on any such Tax Return which has not been disclosed to the appropriate tax authority or in such Tax Return, as may be required by Law. All records relating to such Tax Returns or to the preparation thereof required by applicable Law to be maintained by applicable member of the Company Group have been duly maintained.

(iii)                               The assessment of any additional Taxes with respect to the applicable member of the Company Group for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements (as defined below), and except as disclosed in Section 3.9(iii) of the Disclosure Schedule, there are no material unresolved questions or claims concerning any Tax Liability of any member of the Company

Group. There is no pending dispute with, or notice from, any taxing authority relating to any of the Tax Returns filed by any member of the Company Group which, if determined adversely to such member, would result in the assertion by any taxing authority of any valid deficiency in a material amount for Taxes, and to the Knowledge of any Warrantor, there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of each member of the Company Group. No member of the Company Group has been the subject of any examination or investigation by any tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any tax authority relating to the conduct of its business or the payment of withholding of Taxes. No member of the Company Group is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.

(iv)                              Except as set forth in Section 3.9(iv) of the Disclosure Schedule, no member of the Company Group is a CFC or expects to become, as a result of the transactions contemplated hereby and by each of the other Transaction Documents, a CFC. No member of the Company Group anticipates that it will become a PFIC or CFC for the current taxable year or any future taxable year.

(v)                                 The Company is treated as a corporation for U.S. federal income tax purposes.

(vi)                              No member of the Company Group has taken any action inconsistent with its treatment as a corporation for US federal income tax purposes, including the filing of an election to be classified other than as a corporation.

(vii)                           Each member of the Company Group is in compliance in all material respects with all terms, conditions and formalities necessary for the continuance of any Tax exemption, Tax holiday, Tax credit, Tax incentive, Tax refund or other Tax reduction agreement or order available under any applicable Tax Law. Each such Tax exemption, Tax holiday, Tax credit, Tax incentive, Tax refund or other Tax reduction agreement or order is expected to remain in full effect throughout the current effective period thereof after the Initial Closing Date and no member of the Company Group has received any notice (nor to the Knowledge of any Warrantor has any member of the Company Group received any notice) to the contrary. To the Knowledge of the Warrantors, each member of the Company Group is in compliance with all transfer pricing requirements in all jurisdictions in which they are required to comply with applicable transfer pricing regulations, and all the transactions between any member of the Company Group and other related Persons (including any member of the Company Group) have been effected on an arm’s length basis. All exemptions, reductions and rebates of material Taxes available under any applicable Tax Law are in full force and effect and have not been terminated.

(viii)                        The transactions contemplated under this Agreement and the other Transaction Documents to which a member of the Company Group is a party are not in violation of any applicable Law regarding Tax, and will not result in any Tax exemption, Tax holiday, Tax credit, Tax incentive, Tax refund being revoked, cancelled or terminated or trigger any Tax liability for the members of the Company Group.

3.10                        Constitutional Documents; Books and Records. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been approved by the Initial Investors), the Existing Memorandum and Articles and the constitutional documents of each member of the Company Group are in the form previously provided to the Initial Investors. All legal and procedural requirements and other formalities concerning the constitutional documents of each member of the Company Group and the arrangements set forth therein have been duly and properly complied with in all material respects. Each member of the Company Group maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements (as defined below) to be prepared in accordance with IFRS.

3.11                        Financial Statements. Section 3.11 of the Disclosure Schedule sets forth, and the Company has delivered to the Initial Investors, (a) the unaudited consolidated statements of income and cash flows of the Company for the fiscal year ended December 31, 2014 (the “Statement Date”) that has been reviewed by the Company’s auditor, (b) the unaudited consolidated balance sheets of the Company as of December 31, 2014 that has been reviewed by the Company’s auditor, (c) the unaudited consolidated statements of income and cash flow of the Company for the nine (9) month period ending on September 30, 2015, and (d) the unaudited consolidated balance sheet of the Company as of September 30, 2015 (collectively, the “Financial Statements”). The Financial Statements are (i) complete and correct in all material respects and present fairly the financial condition and position of the Company Group as of their respective dates, in each case except as disclosed therein and except for the absence of notes, and (ii) prepared in accordance with IFRS.

3.12                        Changes. Since the Statement Date, except as contemplated by this Agreement or set forth in Section 3.12 of the Disclosure Schedule, there has not been:

(i)                                     any change in the assets, liabilities, financial condition or operations of the Company Group other than changes in the ordinary course of business;

(ii)                                  any waiver by a member of the Company Group of a valuable right or of a material debt owed to it;

(iii)                               any incurrence of or commitment to incur any indebtedness for money borrowed other than in the ordinary course of business;

(iv)                              any resignation or termination of any Key Employee of any member of the Company Group, and to the Knowledge of the Warrantors, no such employee intends to resign and no member of the Company Group intends to terminate the employment of any such employee;

(v)                                 any change in any compensation arrangement or agreement with any Key Employee of any member of the Company Group;

(vi)                              the creation of any Lien by any member of the Company Group with respect to any of its properties or assets, except Liens for taxes not yet due or payable;

(vii)                           any satisfaction or discharge of any Lien or payment of any obligation by any member of the Company Group, except in the ordinary course of business and that is not material to the assets, properties, financial condition, or operation of such entities (as such business is presently conducted);

(viii)                        any material change, amendment to or termination of a Material Contract;

(ix)                              any sale, assignment, exclusive license, or transfer of any Intellectual Property of any member of the Company Group;

(x)                                 any loan or advance to, guarantee for the benefit of, or investment in, any Person (including but not limited to any of the employees, officers or directors, or any members of their immediate families, of any member of the Company Group), corporation, partnership, joint venture or other entity other than in the ordinary course of business;

(xi)                              any declaration, setting aside or payment or other distribution in respect of any member of the Company Group’s capital shares, or any direct or indirect redemption,

purchase or other acquisition of any of such shares by any member of the Company Group (including without limitation, any warrants, options or other rights to acquire capital stock or other equity securities, but excluding the ESOP);

(xii)                           any material failure to conduct business in the ordinary course or consistent with the past practices of any member of the Company Group;

(xiii)                        any material damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets, properties, financial condition, operation or business of any member of the Company Group;

(xiv)                       receipt of notice that there has been a loss of, or order cancellation by, any major customer of any member of the Company Group;

(xv)                          any charitable contribution or pledge;

(xvi)                       any capital expenditures or commitments therefor that aggregate in excess of US$2,000,000;

(xvii)                    any material change to the accounting principles or practice of each member of the Company Group, except as required by reason of a change in IFRS;

(xviii)                 any other event or condition of any character which individually or in the aggregate might materially and adversely affect the assets, properties, financial condition, operating results or business of any member of the Company Group; or

(xix)                       any agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.12.

3.13                        Litigation. Except as disclosed in Section 3.13 of the Disclosure Schedule, there is no action, suit, or other court, arbitral, regulatory or other proceeding pending or, to the Knowledge of any Warrantor, threatened against or affecting any member of the Company Group or any of the officers, directors or employees of any member of the Company Group with respect to their businesses or proposed business activities, nor to the Knowledge of any Warrantor is there a legal basis for any of the foregoing. The foregoing shall include but not be limited to any action, suit, or other court, arbitral, regulatory or other proceeding involving the prior employment of any of the employees of the members of the Company Group, their use in connection with the Business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. There is no investigation pending or, to the Knowledge of any Warrantor, threatened against any member of the Company Group. There is no action, suit, proceeding or investigation pending or, to the Knowledge of any Warrantor, threatened against any Key Employee or director of any member of the Company Group in connection with their respective relationship with such entity. Except as disclosed in Section 3.13 of the Disclosure Schedule, there is no judgment, decree or order of any court, arbitral tribunal or Governmental Authority in effect and binding on any member of the Company Group or their respective assets or properties and there is no court action, suit, proceeding or investigation by any member of the Company Group which such Person intends to initiate against any third party. No Government Authority has at any time challenged or questioned in writing the legal right of any member of the Company Group to conduct its business as presently being conducted or proposed to be conducted. No member of the Company Group has received any written opinion or written memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

3.14                        Liabilities. Except as set forth in Section 3.14 of the Disclosure Schedule, the Company Group has no Liabilities, except for (i) Liabilities set forth in the Financial Statements, and (ii) trade or business Liabilities incurred in the ordinary course of business and which do not exceed US$2,000,000 in the aggregate.

3.15                        Commitments.

(i)                                     Section 3.15 of the Disclosure Schedule contains a complete and accurate list of the following Contracts (collectively, the “Material Contracts”) to which any member of the Company Group is a party or to which any member of the Company Group or any of their respective properties is subject or by which any such Person or property is bound:

(1)                                 any Contract entered into in connection with the any member of the Company Group’s issuance of securities;

(2)                                 any Contract that, after the Statement Date obligates any member of the Company Group to pay an amount in excess of US$2,000,000;

(3)                                 any Contract that has a contract value in excess of US$2,000,000 each and an unexpired term in excess of one year;

(4)                                 any Contract on which the business of any member of the Company Group is substantially dependent or which is otherwise material to the business of any member of the Company Group;

(5)                                 any loan agreement, indenture, letter of credit, security agreement, mortgage pledge agreement, deed of trust, bond, note, or other agreement relating to the borrowing of money or to the mortgaging, pledging, transferring of a security interest, or otherwise placing a Lien on any material asset or material part of the assets of any member of the Company Group, each in an amount in excess of US$2,000,000;

(6)                                 any Contract involving a guarantee of performance by any Person (other than a guarantee of performance by a wholly-owned member of the Company Group) or involving any agreement to act as surety for any Person (other than a member of the Company Group), or any other Contract to be contingently or secondarily liable for the obligations of any Person (other than a member of the Company Group), each in an amount in excess of US$2,000,000;

(7)                                 any Contract that limits or restricts the ability of any member of the Company Group to compete or otherwise to conduct its business in any manner or place;

(8)                                 any joint venture, partnership, alliance or similar Contracts involving a sharing of profits or expenses in an annual amount in excess of US$2,000,000;

(9)                                 any asset purchase agreement, share purchase agreement or other Contract for acquisition or divestiture of any assets (including, without limitation, any Intellectual Property) by or of any member of the Company Group for consideration in excess of US$2,000,000 per annum;

(10)                          any Contract requiring material performance by a member of the Company Group in any country other than the PRC that has a contract value in excess of US$2,000,000 each;

(11)                          any material Contract that grants a power of attorney, agency or similar authority to another Person or entity other than power delegated to an officer of a member of the Company Group for the performance of his duties in the ordinary course of business;

(12)                          any Contract that contains a right of first refusal other than any Transaction Document; and

(13)                          any other Contract that is material and was not made in the ordinary course of business.

(ii)                                  True and complete copies of the Material Contracts listed in Section 3.15 of the Disclosure Schedule have been provided to the Initial Investors or their advisors prior to the Effective Date. Each of the Material Contracts is valid, subsisting, in full force and effect and binding upon the applicable member(s) of the Company Group and to the other parties thereto. None of the Material Contracts are oral Contracts.

(iii)                               Each member of the Company Group has in all material respects satisfied or provided for all of its Liabilities and obligations under the Material Contracts requiring performance prior to the date hereof, including the covenants listed in Part 2 (Completed Post Closing Actions in connection with Series F Issuances) of Exhibit J hereof, is not in default in any material respect under any Material Contract, nor does any condition exist that with notice or lapse of time or both would constitute such a default. No Warrantor is aware of any material default thereunder by any other party to any Material Contract or any condition existing that with notice or lapse of time or both would constitute such a material default, or give any Person the right to declare a material default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, a Material Contract.

(iv)                              No member of the Company Group has given to or received from any Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or material breach of, or material default under, any Material Contract.

(v)                                 With respect to each Material Contract to which it is a party, each member of the Company Group has taken all necessary corporate actions, fulfilled all conditions and otherwise taken all other actions required by applicable Laws to (a) enter into, execute, adopt, assume, issue, and deliver such Material Contract, and (b) perform its obligations pursuant to the respective terms and conditions of such Material Contract.

(vi)                              None of the Material Contracts (a) has resulted in a violation or breach of any provision of, the respective Existing Memorandum and Articles or other constitutional documents of any member of the Company Group, (b) has resulted in a material breach of, or constitute a material default under, or result in the creation or imposition of, any Lien pursuant to any Contract to which any member of the Company Group is a party or by which any member of the Company Group or any of their properties is bound, or (c) to the Knowledge of any Warrantor, has resulted in a material breach of any Laws to which the Founder or any member of the Company Group is subject to or by which any member of the Company Group or any of their respective properties is bound.

3.16                        Compliance with Laws.

(i)                                     Except as set forth in Section 3.16 of the Disclosure Schedule, each member of the Company Group is in compliance in all material respects with all Laws, including but not limited to Environmental Law and those relating to the provision of logistics services and IT system, communication and other value-added services related to such logistics services, that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties. All approvals and authorizations from and filings and registrations with the relevant Governmental Authority required in respect of the Company Group, including but not limited to the registrations with the Ministry of Commerce (or any predecessors), the Ministry of Industry and Information Technology, the Ministry of Transportations, the State Administration of Industry and

Commerce, the State Administration of Foreign Exchange (“SAFE”), any tax bureau, customs authorities, logistics service regulatory authorities and the local counterpart of each of the aforementioned PRC Governmental Authorities, as applicable, have been duly completed in accordance with all applicable Laws.

(ii)                                  No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of such member to comply with, any Law in any material respect, or (b) may give rise to any obligation on the part of a member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iii)                               No member of the Company Group has received any notice from any Governmental Authority regarding (a) any actual, alleged, possible or potential material violation of, or material failure to comply with, any Law, or (b) any actual, alleged, possible or potential material obligation on the part of such member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(iv)                              Except as set forth in Section 3.16 of the Disclosure Schedule, each holder or beneficial owner of shares or Convertible Securities of any member of the Company Group, including, without limitation, Ordinary Shares and Preferred Shares, or any rights or warrants to acquire such shares or securities (each, a “Group Company Security Holder”), who is a “Domestic Resident” as defined in Circular 37 and is subject to any of the registration or reporting requirements of Circular 37 has complied with such reporting and/or registration requirements under Circular 37 and any other applicable SAFE or other PRC rules and regulations, including, without limitation, those regulating overseas investment, (collectively, the “SAFE Rules and Regulations”). No member of the Company Group nor, to the Knowledge of the Warrantors, any of the Group Company Security Holders has received any oral or written inquiries, notifications, orders or any other form of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with SAFE Rules and Regulations, and each member of the Company Group has made all oral or written filings, registrations, reporting or any other communications required by SAFE or any of its local branches. Each of the WFOE-1, WFOE-2, WFOE-3, WFOE-4, WFOE-5, WFOE-6, WFOE 7, Domestic Co-1 and the Domestic Co-2 has obtained all certificates, approvals, permits, licenses, registration receipts and any similar authority necessary under PRC Laws to conduct foreign exchange transactions (including foreign exchange settlement) (collectively, the “Foreign Exchange Authorizations”) as now being conducted by it, and believes it can obtain, without undue burden or expense, any such Foreign Exchange Authorizations for the conduct of foreign exchange transactions (including foreign exchange settlement) as presently planned to be conducted. All existing Foreign Exchange Authorizations held by each of the WFOE-1, WFOE-2, WFOE-3, WFOE-4, WFOE-5, WFOE-6, WFOE-7, Domestic Co-1 and the Domestic Co-2 are valid and none of the WFOE-1, WFOE-2, WFOE-3, WFOE-4, WFOE-5, WFOE-6, WFOE-7, Domestic Co-1 and the Domestic Co-2 is in default under any of such Foreign Exchange Authorizations.

(v)                                 The business of each member of the Company Group as now conducted and as presently planned to be conducted (including any business proposed to be conducted by entities that are not currently existing or that are not currently members of the Company Group as of the Initial Closing) are in compliance with all Laws that may be applicable, including without limitation all Laws of the PRC with respect to mergers, acquisitions, foreign investment and foreign exchange transactions (including foreign exchange settlement) in all material aspects.

(vi)                              There is no Governmental Authority or other Person that has(a) requested any information in connection with or, to the Knowledge of any Warrantor, instituted or threatened any action or investigation to restrain, prohibit or otherwise challenge, the transactions contemplated under the Transaction Documents, or (b) to the Knowledge of any Warrantor, proposed or enacted any requirements of Law which would prohibit, materially restrict or materially delay the transactions contemplated under the Transaction Documents or the operations of the Company Group after the Initial Closing.

3.17                        Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions.

(i)                                     No member of the Company Group nor any director, officer, agent, employee, affiliate or any other Person acting for or on behalf of the foregoing (individually and collectively, a “Representative”), is aware of or has taken any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act, as amended, or any other applicable anti-bribery or anti-corruption laws.

(ii)                                  No member of the Company Group nor any Representative has, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from corporate funds, nor has any member of the Company Group or Representative offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Government Entity, as defined below, to any political party or official thereof or to any candidate for political office (individually and collectively, a “Public Official”) or to any Person under circumstances where such member of the Company Group or Representative knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Public Official, for the purpose of:

(1)                                 influencing any act or decision of such Public Official in his official capacity;

(2)                                 inducing such Public Official to do or omit to do any act in relation to his lawful duty;

(3)                                 securing any improper advantage;

(4)                                 inducing such Public Official to influence or affect any act or decision of any Government Entity; or

(5)                                 assisting any member of the Company Group in obtaining or retaining business for or with, or directing business to any member of the Company Group or any of its Subsidiaries or in connection with receiving any approval of the transactions contemplated herein.

No member of the Company Group nor any of the Representatives has accepted anything of value for any of the purposes listed in clauses (1) through (5) of this Section 3.17(ii).

“Government Entity” as used in this Agreement means any Government Authority or any department, agency or instrumentality thereof, including any entity or enterprise owned or controlled by a government, or a public international organization.

(iii)                               No member of the Company Group nor its Representatives has (a) ever been found by a Government Authority to have violated any criminal or securities Law, (b) been party to the use of any of the assets of the company for the establishment of any unlawful or unrecorded fund of monies or other assets or making of any unlawful or undisclosed payment, or (c) made any false or fictitious entries in the books or records of such company.

(iv)                              The operations of each member of the Company Group are and have been conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all PRC and U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Government Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any member of the Company Group with respect to the Money Laundering Laws is pending or threatened.

(v)                                 None of the Representatives of any member of the Company Group are Public Officials.

(vi)                              No member of the Company Group has conducted or agreed to conduct any business with, or entered into or agreed to enter into any transaction with, any person, that at the time of the dealing or transaction is or was the subject or the target of Sanctions or was located, resident or organized in Central African Republic, Congo, Iraq, Ivory Coast, Lebanon, Libya, Somalia, Venezuela, Yemen, Zimbabwe Iran, Myanmar, Syria, South Sudan, Sudan (north), Cuba or North Korea.

(vii)                           No member of the Company Group nor any Representative acting on its behalf (collectively, “Relevant Person”) is a Relevant Person that is itself or is owned or controlled by a person that is targeted by or the subject to of any economic sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), by the U.S. Department of State, the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council, Her Majesty’s Treasury or any other relevant governmental entity (collectively, the “Sanctions”).

(viii)                        No member of the Company Group nor any Representative has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act, as amended, the Iran Sanctions Act, as amended, the Iran Threat Reduction and Syria Human Rights Act of 2012, as amended, or the Iran Freedom and Counter-Proliferation Act.

3.18                        Certain Operating Metrics. The results of operation of the Company Group as measured by certain operating metrics (as such operating metrics are defined in Exhibit L) set forth in Exhibit L hereto are true and accurate in all respects.

3.19                        Title; Liens; Permits.

(i)                                     The members of the Company Group have good and marketable title to all the tangible properties and assets reflected in their books and records, whether real, personal or mixed, purported to be owned by the Company Group, free and clear of any Liens, other than Permitted Liens. With respect to the tangible property and assets that are leased by any member of the Company Group, except as set forth on Section 3.19(i) of the Disclosure Schedule, each member of the Company Group is in compliance in all material respects with such leases and holds a valid leasehold interest free of any Liens, other than Permitted Liens. Each member of the Company Group owns or leases all tangible properties and assets necessary to conduct in all material respects their respective business and operations as presently conducted.

(ii)                                  Except as set forth on Section 3.19(ii) of the Disclosure Schedule, each member of the Company Group has all franchises, authorizations, approvals, permits, certificates and licenses (“Permits”), including without limitation any special approval or permits required under the Laws of the PRC, and have made all filings, applications and registrations with any Governmental Authority necessary for its respective business and operations as now conducted and presently planned to be conducted. No member of the Company Group is in default under any such Permit. There are no notices, events or circumstances indicating that any of those Permits is likely to be revoked or not renewable in the ordinary course. The Initial Closing will not adversely affect any such Permit, and all such Permit will remain in full force and effect immediately after the Initial Closing. No member of the Company Group conducts the business of letter delivery which is required to be exclusively operated by the postal enterprise (邮政企业专营的信件寄递业务) and which is not permitted for any member of the Company Group in accordance with the Express Licenses held by the Company Group.

3.20                             Compliance with Other Instruments. No member of the Company Group is in violation, breach or default of the applicable Existing Memorandum and Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, articles of association, by-laws, joint venture contracts and similar documents). The execution, delivery and performance by each member of the Company Group of and compliance with each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (i) the Existing Memorandum and Articles or any other such constitutional documents of any member of the Company Group, (ii) any Material Contract, (iii) any judgment, order, arbitral award, writ or decree or (iv) any applicable Law.

3.21                             Registration Rights. Except as provided in the Shareholders Agreement and as otherwise disclosed in Section 3.21 of the Disclosure Schedule, no member of the Company Group has granted or agreed to grant any Person any registration rights (including piggyback registration rights) with respect to any of their securities.

3.22                             Related Party Transactions. Except as otherwise disclosed in Section 3.22 of the Disclosure Schedule, no officer, director or employee of any member of the Company Group or any Associated Person of any of them (or any Relative of any of the foregoing or his/her Associated Persons) (each of the foregoing, a “Related Party”), has any agreement (other than agreements related to employment entered into in the ordinary course of business), understanding, transaction or proposed transaction with, or is indebted to, any member of the Company Group, nor is any member of the Company Group indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits). Except as otherwise disclosed in Section 3.22 of the Disclosure Schedule, no Related Party has any direct or indirect ownership interest in any firm or corporation (other than a member of the Company Group) with which a member of the Company Group is affiliated or with which a member of the Company Group has a business relationship, or any firm or corporation (other than a member of the Company Group) that competes with any member of the Company Group (except that Related Parties may own less than one percent (1%) of the stock of publicly traded companies that engage in the foregoing). No Related Party has any interest, either directly or indirectly, in: (i) any Person which purchases from or sells, licenses or furnishes to a member of the Company Group any goods, property, intellectual or other property rights or services; or (ii) any Contract to which a member of the Company Group is a party or by which it may be bound or affected.

3.23                             Intellectual Property Rights. The members of the Company Group own or otherwise have the sufficient right or license to use all Intellectual Property necessary for their business as currently conducted and presently planned to be conducted without any violation or infringement of the rights of others, free and clear of all Liens other than Permitted Liens. Section 3.23(i) of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property owned by, licensed to or used by the Company Group, whether registered or not, and a complete and accurate list of all licenses granted by the members of the Company Group to any third party with respect to any Intellectual Property. There is no pending or, to the Knowledge of the Warrantors, threatened, claim or litigation against any member of the Company Group, contesting the right to use its Intellectual Property, asserting the misuse thereof, or asserting the infringement or other violation of any Intellectual Property of any third party. All material inventions and material know-how conceived by employees of the Company Group, including without limitation the Founder, and related to the businesses of the Company Group are “works made for hire”, and all right, title, and interest therein, including any applications therefore, have been transferred and assigned to, and are currently owned by, the Company Group.

(i)                                     No proceedings or claims in which any member of the Company Group alleges that any person is infringing upon, or otherwise violating, any member of the Company Group’s Intellectual Property rights are pending, and none has been served, instituted or asserted by any member of the Company Group.

(ii)                                  None of the Key Employees of any member of the Company Group is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company Group or that would conflict with the Business of the Company Group as presently conducted. It will not be necessary to utilize in the course of the Company Group’s business operations any inventions of any of the respective employees of the Company Group made prior to their employment by the Company Group, except for inventions that have been validly and properly assigned or licensed to the Company Group as of the date hereof.

(iii)                               The members of the Company Group have each taken all security measures that in the judgment of the Company Group are commercially prudent in order to protect the secrecy, confidentiality and value of their respective Intellectual Property.

3.24                             Real Property.

(i)                                     None of the members of the Company Group owns or has legal or equitable title or other right or interest in any real property other than as held pursuant to Leases. None of the Company Group owns or has legal or equitable title or other right or interest in any land use rights or in any plants, buildings and improvements.

(ii)                                  Section 3.24(ii) of the Disclosure Schedule sets forth each leasehold interest pursuant to which any member of the Company Group holds any real property (a “Lease”), indicating the parties to such Lease, the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. Each Lease constitutes the entire agreement with respect to the property demised thereunder, and a true, accurate and complete copy of each such Lease effective as of the Effective Date has been made available, together with all amendments, modifications, alterations and other changes thereto, to the Initial Investors prior to the Effective Date. Each Lease is valid and subsisting, enforceable against the parties thereto in accordance with its terms and no change in ownership or claim from any third party shall adversely affect the forgoing validity and enforceability. Any breach by the real property holder of any Lease, including failure to hold valid land certificates, shall entitle the member of the Company Group a party to such Lease to enforce its rights under such Lease and seek compensation to remedy its losses resulting therefrom. To the Knowledge of the Warrantors, the lessor under each Lease is qualified and has obtained all consents necessary to enter into such Lease, including without limitation any consents required from the owner of the property demised pursuant to the Lease if the lessor is not such owner. To the Knowledge of the Warrantors, there is no claim asserted or threatened by any third party regarding the ownership of the property demised pursuant to each Lease. As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied and there exists no material breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a material breach or default on the part of any member of the Company Group to such Lease. Each Lease is in compliance with applicable Law with respect to the conduct of business as now conducted and as proposed to be conducted by any member of the Company Group to such Lease. To the Knowledge of the Warrantors, no Lease has been discontinued, suspended or challenged by any Governmental Authority or third party, and no member of the Company Group has been subject to any fine, penalty or other punishment from any Governmental Authority or third party in connection with any Lease. The member of the Company Group to each Lease has accepted possession of the property demised pursuant to the Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on Section 3.24(ii) of the Disclosure Schedule. In the case that any member of the Company Group subleases any real property to a third party, such member of the Company Group has been qualified to do so and all consents required for such subleases, including without limitation any consents required from any Governmental Authority, have been obtained by such member of the Company Group. The particulars of the Leases as set out in Schedule 3.24(ii) of the Disclosure Schedule are true, accurate and complete in all material respects.

(iii)                               None of the Company Group uses any real property in the conduct of its business except insofar as it has secured a Lease with respect thereto. No default or event of default on the part of any member of the Company Group or event which, with the giving of notice or passage of time or both, would constitute a default or event of default has occurred and is continuing unremedied or unwaived under the terms of any of the Leases. There exists no pending, or to the Knowledge of the Warrantors, threatened condemnation, confiscation, dispute, claim, demand or similar proceeding with respect to, or which could materially and adversely affect, the continued use and enjoyment of any Lease. The Leases are adequate for the conduct of the Business of the Company Group as currently conducted.

(iv)                              No member of the Company Group has received notice of any condemnation or eminent domain proceeding with respect to any of its interest in the Leases and is not in negotiations with any Governmental Authority with respect to any such proceedings, and to the Knowledge of the Warrantors, there is no threatened condemnation or eminent domain legal proceedings with respect to any of its interest in the Leases. To the Knowledge of the Warrantors, there are no circumstances that would entitle any Governmental Authority or other Person to take possession or otherwise restrict use, possession or occupation of property under any Leases.

3.25                        Entire Business. There are no facilities, services, assets or properties shared with any other entity which is not a member of the Company Group, which are used in connection with the Business of the Company Group.

3.26                        Labor Agreements and Actions.

(i)                                     The Warrantors are not aware that any Key Employee, or that any group of employees of the members of the Company Group, intends to terminate his or their employment with the members of the Company Group, nor do the members of the Company Group have a present intention to terminate the employment of any of the foregoing. Except as otherwise disclosed in Section 3.26(i) of the Disclosure Schedule, the employment of each employee of the members of the Company Group is terminable at will.

(ii)                                  No member of the Company Group is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employment compensation agreement other than those set forth in Section 3.26(ii) of the Disclosure Schedule. The members of the Company Group have complied in all material respects with all applicable Laws related to employment, and, to the Knowledge of the Warrantors, none of the members of the Company Group have any union organization activities, threatened or actual strikes or work stoppages or material grievances. None of the members of the Company Group are bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, other than as set forth in Section 3.26(ii) of the Disclosure Schedule.

(iii)                               Except as otherwise disclosed in Section 3.26(iii) of the Disclosure Schedule, each member of the Company Group maintains, and has fully funded, any pension plan and any other labor-related plans that it is required by Law or by Contract to maintain. Except as otherwise disclosed in Section 3.26(iii) of the Disclosure Schedule, each member of the Company Group is in compliance with any Law relating to its provision of any form of social insurance, housing fund and other applicable insurances and pensions (“Social Insurance”), and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Law in all material aspects.

(iv)                              Each Key Employee of the members of the Company Group is currently devoting substantially all of his or her business time to the conduct of the business of the applicable member of the Company Group. No Key Employee of any member of the Company Group is, to the Knowledge of the Warrantors, planning to work less than full time at such member of the Company Group in the future. No Key Employee is currently working or, to the Knowledge of the Warrantors, plans to work for any other Person that competes with any member of the Company Group, whether or not such Key Employee is or will be compensated by such Person.

(v)                                 The Founder is not, as a result of the nature of the business conducted or currently proposed to be conducted by the Company Group or for any other reason, in violation of any Contract with any of his prior employers relating to employment, patents, assignment of inventions, confidentiality, proprietary information disclosure, non-competition or non-solicitation.

3.27                             Insurance. Section 3.27 of the Disclosure Schedule attached hereto accurately lists all of the insurance policies or programs of each member of the Company Group that is in effect, and indicates the amount and type of coverage. These policies insure the members of the Company Group against such losses and risks and in such amounts as is customary in the business in which each such Person is engaged. All such policies are in full force and effect and all premiums due thereon have been paid. All such insurance policies are underwritten by financially sound and reputable insurers. Each member of the Company Group has complied in all material respects with the terms and provisions of such policies. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated by the Transaction Documents.

3.28                        Structure Agreements.

(i)                                     Section 3.28(i) of the Disclosure Schedule sets forth a list of all Structure Agreements, which enable the Company to control and consolidate with its financial statements the Domestic Co-1 and Domestic Co-2. Each member of the Company Group has the legal right, power and authority (corporate and other) to enter into and perform its obligations under each Structure Agreement to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered, each Structure Agreement to which it is a party.

(ii)                                  Except as otherwise disclosed in Section 3.28(ii) of the Disclosure Schedule, each Structure Agreement constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

(iii)                               Except as otherwise disclosed in Section 3.28(iii) of the Disclosure Schedule, each Structure Agreement is in proper legal form under applicable Law of the PRC for the enforcement thereof against each of the parties thereto in the PRC without further action by any of them; and to ensure the legality, validity, enforceability or admissibility in evidence of each Structure Agreement in the PRC, it is not necessary that any such document be filed or recorded with any Governmental Authority in the PRC or that any stamp or similar Tax be paid on or in respect of any Structure Agreement.

(iv)                              The execution and delivery by each party named in each Structure Agreement, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (a) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its constitutional documents as in effect at the date hereof, any applicable Law, or any Contract to which any member of the Company Group is a party or by which any member of the Company Group is bound, (b) accelerate, or constitute an event entitling any Person to accelerate, the maturity of any indebtedness or other Liability of any member of the Company Group or to increase the rate of interest presently in effect with respect to any indebtedness of any member of the Company Group, or (c) result in the creation of any Lien upon any of the properties or assets of any member of the Company Group.

(v)                                 All consents required in connection with the Structure Agreements have been made or unconditionally obtained in writing, and no such consent has been withdrawn or be subject to any condition precedent which has not been fulfilled or performed.

(vi)                              Each Structure Agreement is in full force and effect and no party to any Structure Agreement is in breach or default in the performance or observance of any of the terms or provisions of such Structure Agreement. None of the parties to any Structure Agreement has sent or received any communication regarding termination of or intention not to renew any Structure Agreement, and no such termination or non-renewal has been threatened by any of the parties thereto.

3.29                        Advisors. Except as otherwise disclosed in Section 3.29 of the Disclosure Schedule, no member of the Company Group has any Contract with any financial, legal or other advisors.

3.30                        Regulation S. The Company is a “foreign issuer” (as such term is defined in Regulation S (“Regulation S”) under the Securities Act) and the Company reasonably believes that there is no “substantial U.S. market interest” (as such term is defined in Regulation S) in the Company’s securities.

3.31                        Disclosure. The Company has made available to the Initial Investors all the information reasonably available to it that the Initial Investors have requested for deciding whether to purchase the Subscription Shares. No representation or warranty of the Warrantors contained in this Agreement or any certificate furnished or to be furnished to the Initial Investors at the Initial Closing under this Agreement, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement or the Disclosure Schedule, there is no fact that the Warrantors have not disclosed to the Initial Investors in writing and of which any of its officers, directors or executive employees is aware and that has had or would reasonably be expected to have a Material Adverse Effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of any member of the Company Group.

3.32                        No Undisclosed Business. No member of the Company Group is engaged in insurance, banking and financial services, telecommunications, public utility businesses or any other regulated businesses.

4.                                      Representations and Warranties of the Investors. Each Investor hereby, severally and not jointly, represents, warrants and undertakes to the Company that:

4.1                               Status. Such Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

4.2                               Authorization. Such Investor has full power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party, and this Agreement and each of the Transaction Documents to which it is a party, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable against it in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’

rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3                               Consents and Approvals. Such Investor has obtained or made or will obtain or make by the date of applicable Closing all required consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any party to a Contract or any other third party in connection with its execution, delivery and performance and the consummation of the transactions contemplated by this Agreement or the other Transaction Documents to which it is a Party.

4.4                               No Conflict. The execution, delivery and performance by such Investor of this Agreement or the other Transaction Documents to which it is a Party, and the consummation of the transactions contemplated hereby or thereby do not and will not result in any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (i) any provision of the memorandum and articles, by-laws or equivalent constitutional documents of such Investor (as applicable); (ii) any provision of the any other Contract to which such Investor is a party or otherwise is bound; or (iii) any applicable Laws or any judgment, order, writ or decree, where any such breach, conflict or violation would affect to its ability to execute, deliver or perform its obligations under this Agreement or other Transaction Documents to which it is a party, or would otherwise burden or delay the consummation of the transactions contemplated hereby or thereby.

4.5                               No Bankruptcy or Insolvency. No order has been made or petition presented or resolution passed for the winding-up or bankruptcy of such Investor, nor has such Investor had (i) any petition or order for winding-up or bankruptcy filed against it, (ii) any appointment of a receiver over the whole or part of its assets, (iii) any petition or order for administration against it, (iv) any voluntary arrangement between any creditor and it, (v) any pending distress or execution or other process levied in respect of it, or (vi) been insolvent; there is no circumstances which would entitle any Person to present a petition for the winding-up or administration (or like action) of such Investor or to appoint a receiver over the whole or any part of its undertaking or assets.

4.6                               Purchase for Own Account. The Shares purchased hereunder and the Conversion Shares (collectively, the “Purchased Securities”) to be received by such Investor, if any, will be acquired for investment purposes for such Investor’s own account or the account of one or more of such Investor’s Affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that it has not been organized for the purpose of acquiring the Purchased Securities, and it does not have any Contract with any Person to, directly or indirectly, sell, transfer or grant participations, with respect to any of the Purchased Securities, and has not solicited any Person for such purpose.

4.7                               Disclosure of Information. Such Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company regarding the terms and conditions of the offering and sale of the Shares and relating to the business, finances and operations of the members of the Company Group. Notwithstanding the foregoing, each Party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by the Warrantors in this Agreement or the right of such Investor to rely thereon.

4.8                               Status of Investors. Such Investor is (i) purchasing the Shares outside the United States in compliance with Regulation S under the Securities Act, or (ii) is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, under the Securities Act.

4.9                               Restricted Securities. Such Investor understands that the Purchased Securities are characterized as “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Investor understands that the Purchased Securities have not been qualified or registered under the Laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities Laws.

4.10                        Broker. Such Investor does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the other Transaction Documents.

4.11                        No Public Market. Such Investor understands that no public market now exists for the Purchased Securities and that the Company has made no assurances that a public market will ever exist for the Purchased Securities other than as set forth in Section 7.3 (Initial Public Offering).

4.12                        Financing. Such Investor has cash available sufficient to consummate the transaction contemplated hereby and to pay all related fees and expenses for which it will be responsible, and affirms that it is not a condition to the applicable Closing or any of its other obligations under this Agreement that it obtains financing for or related to any of the transactions contemplated hereby.

4.13                        Legends. Such Investor understands that the certificates evidencing the Purchased Securities issued pursuant to this Agreement may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE MEMBER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

5.                                      Conditions of the Initial Investors’ Obligations at the Initial Closing. The obligations of the Initial Investors to consummate the Initial Closing under Sections 2.1 and 2.2 of this Agreement, unless otherwise waived in writing by the Initial Investors, are subject to the fulfillment to the satisfaction of the Initial Investors on or before the Initial Closing of each of the following conditions:

5.1                               Representations and Warranties. Except as set forth in the Disclosure Schedule, each of the representations and warranties of the Warrantors contained in Section 3 shall be true, accurate, complete and not misleading in all material respects when made (except to the extent it contains a materiality or Material Adverse Effect qualifier, in which case it shall be true, accurate, complete and not misleading in all respects), and shall be true, accurate, complete and not misleading in all material respects on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Initial Closing (except to the extent it contains a materiality or Material Adverse Effect qualifier, in which case it shall be true, accurate, complete and not misleading in all respects), except to the extent any such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true, accurate, complete and not misleading in all material respects only as of such earlier date (except to the extent it contains a materiality or Material Adverse Effect qualifier, in which case it shall be true, accurate, complete and not misleading in all respects); provided that each of the Fundamental Warranties shall be true, accurate, complete and not misleading in all respects when made, and shall be true, accurate, complete and not misleading in all respects on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Initial Closing Date, except to the extent any such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true, accurate, complete and not misleading in all respects only as of such earlier date.

5.2                               Performance. Each of the Warrantors shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by such Warrantor, on or before the Initial Closing.

5.3                               Authorizations. Each of the members of the Company Group shall have obtained all authorizations, approvals, waivers, Permits or filings of any Person or any Governmental Authority necessary or desirable for the consummation of all of the transactions contemplated by this Agreement and each of the other Transaction Documents, and all such filings, authorizations, approvals, waivers and Permits shall be effective as of the Initial Closing.

5.4                               Proceedings and Documents. All corporate and other proceedings in connection with the transactions to be consummated at the Initial Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of the Company and other members of the Company Group, as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance satisfactory to the Initial Investors, and the Initial Investors shall have received all such counterpart original or other copies of such documents as it may reasonably request.

5.5                               Board of Directors. The Company shall have taken all necessary corporate action to ensure that immediately following the Initial Closing, the Board shall be restructured in accordance with the Restated Memorandum and Articles and the Restated Shareholders Agreement.

5.6                               Restated Memorandum and Articles. The Restated Memorandum and Articles shall have been duly adopted by all necessary action of the Board of Directors and the shareholders of the Company.

5.7                               Indemnification Agreement. The Company shall have entered into an indemnification agreement with each of the directors of the Company designated by the Initial Investors in form and substance attached hereto as Exhibit I, which shall be effective upon the Initial Closing.

5.8                               Opinions of Counsel. Each of the Initial Investors shall have received opinions of (i) Travers Thorp Alberga, the Cayman counsel to the Company, (ii) the BVI counsel to the Company, (iii) the Hong Kong counsel to the Company, (iv) the California counsel to the Company, and (v) Zhong Lun Law Firm, the PRC counsel to the Company, relating to the transactions contemplated by or referred to herein, in each case dated as of the date of the Initial Closing and in a form reasonably satisfactory to the Initial Investors (it being agreed that the BVI legal opinions, the Hong Kong legal opinions and the California legal opinions will only opine on due organization, valid existence and good standing (if applicable in the relevant jurisdiction) of the BVI Entity, the HK Entity and the US Entity, respectively).

5.9                               No Material Adverse Event. There shall have been no event, occurrence, change or development that has had or would reasonably be expected to have a Material Adverse Effect on the Company or on the Company Group taken as a whole.

5.10                        Employment Agreement. The Founder shall have entered into an employment agreement with the Company in form and substance satisfactory to the Initial Investors, which shall include the following provisions: (i) the Founder shall remain in employment with the Company until June 30, 2019, (ii) without the prior written consent of the Investors, prior to June 30, 2019, the Founder shall not sell or transfer or otherwise dispose of, in the aggregate, more than 25% of the total equity interests beneficially owned by him or his spouse in the Company at the Initial Closing and shall at all times retain no less than 5% of the outstanding share capital of the Company on a fully-diluted basis, and (iii) customary non-solicitation, non-compete, proprietary information assignment and confidentiality provisions.

5.11                        Closing Certificate. The Company shall have executed and delivered to each of the Initial Investors at the Initial Closing a certificate signed by the Chief Executive Officer of the Company dated as of the Initial Closing (i) stating that the conditions specified in Sections 5.1 have been fulfilled and (ii) attaching thereto (A) certified copies of the Restated Memorandum and Articles and memorandum of association and articles of association of the BVI Entity, the US Entity and the HK Entity as then in effect, (B) copies of all resolutions approved by the shareholders and boards of directors of each member of the Company Group related to the transactions contemplated hereby, (C) good standing certificates or its jurisdictional equivalent, if any, with respect to the Company, the BVI Entity, the US Entity and the HK Entity from the applicable authority(ies) in the Cayman Islands, the British Virgin Islands, the United States and Hong Kong, as applicable, dated no more than seven (7) Business Days prior to the Initial Closing, and (D) certified copies of the register of members and the register of directors of the BVI Entity, the US Entity and the HK Entity.

6.                                      Conditions of the Company’s Obligations at Closing. With respect to each Investor, the obligations of the Company to consummate the relevant Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before such applicable Closing of each of the following conditions:

6.1                               Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall be true, accurate, complete and not misleading in all material respects when made, and shall be true, accurate, complete and not misleading in all material respects on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing (except to the extent any such representations and warranties shall have been expressly made as of an earlier date, in which case such representations and warranties shall have been true, accurate, complete and not misleading only as of such earlier date).

6.2                               Performance. Such Investor shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with such Investor, on or before such Closing.

6.3                               Governmental Approval. Such Investor shall have obtained all authorizations, approvals, waivers or Permits from or filings with any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and each of the other Transaction Documents to which such Investor is a party to, and all such authorizations, approvals, waivers, Permits and filings shall be effective as of such Closing.

7.                                      Covenants; Other Agreements.

7.1                               Confidentiality and Press Releases.

(i)                                     Disclosure of Terms. The terms and conditions of this Agreement, the Term Sheet, any letter of intent or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(ii)                                  Permitted Disclosures. Notwithstanding the foregoing, each Party may disclose (a) the Confidential Information to its current or bona fide prospective partners, investors or transferees, Affiliates and its and their respective employees, officers, directors, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, and solely for their own use, in each case only where such persons or entities are under appropriate nondisclosure obligations, (b) the Confidential Information as is required to be disclosed to or pursuant to requests from Governmental Authorities, in each case as such Party deems appropriate, (c) the Confidential Information necessary to initiate arbitration proceedings, and (d) the Confidential Information to any Person to which disclosure is approved in writing by the Company and the Investors. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.1(iii) below.

(iii)                               Legally Compelled Disclosure. Except as set forth in Section 7.1(ii) above, in the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws of any jurisdiction, or any legal process or a subpoena, civil investigative demand (or similar process), order, statute, rule, request or other legal or similar requirement made, promulgated or imposed by a court or by a judicial, regulatory, self-regulatory (including stock exchange) or legislative body, organization, commission, agency or committee or otherwise in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents)) to disclose the existence of this Agreement or any Confidential Information, such party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure. At the request of any other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(iv)                              Other Exceptions. Notwithstanding any other provision of this Section 7.1, the confidentiality obligations of the Parties shall not apply to: (a) information which a restricted party learns from a third party which the receiving party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (b) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (c) information which enters the public domain without breach of confidentiality by the restricted party.

(v)                                 Other Information. The provisions of this Section 7.1 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation the Term Sheet.

(vi)                              Press Releases. None of the Parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of the other Parties.

(vii)                           Tax Disclosure. Notwithstanding anything to the contrary herein or in the Restated Shareholders Agreement, the Investors (and any director, officer, employee, agent, consultant, and professional adviser of such Investors) may disclose to any and all such Persons, without limitation of any kind, the Tax treatment and Tax structure of the transactions described herein and all materials of any kind (including Tax opinions or other Tax analyses) that are provided to such Investor relating to such Tax Treatment or Tax structure. However, any information relating to the US federal or state income tax treatment or Tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any Person to comply with applicable securities laws. “Tax structure” is limited to any facts relevant to the US federal or state income tax treatment of the transactions described herein but does not include information relating to the identity of the issuer of the securities, the issuer of any assets underlying the securities, or any of their respective affiliates that are offering the securities.

(viii)                        Notices. All notices required under this Section 7.1 shall be made pursuant to Section 8.8 of this Agreement.

7.2                               Tax Matters.

(i)                                     Entity Classification. The Company and the Founder shall procure that the Company will not take any action inconsistent with the treatment of the Company as a corporation for US federal income tax purposes and will not, except as provided below, elect to be treated as an entity other than a corporation for US federal income tax purposes.

(ii)                                  PFIC. The Company shall procure that each member of the Company Group will use commercially reasonable efforts to avoid classification as a PFIC within the meaning of Section 1297 of the Code for any year:

(iii)                               CFC. Immediately after the Initial Closing, the Company will not be a CFC as defined in the Code (or any successor thereto). The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a CFC and regarding whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code).

(iv)                              Compliance. Each member of the Company Group shall:

(1)                                 meet all payment, withholding, and all other Tax compliance obligations (including with respect to transfer pricing and evidentiary requirements for transfer pricing), in all material respects, as required under the laws of the jurisdictions where such member operates;

(2)                                 at all times deal at arm’s length with any other member of the Company Group;

(3)                                 retain a “big four” firm of independent certified public accountants to handle all of its Tax compliance matters in all jurisdictions where such member operates, including with respect to the obligations of each member of the Company Group under paragraph (ii) of this Section with respect to the PFIC regime and paragraph (iii) of this Section with respect to the CFC regime;

(4)                                 conduct business so that it does not have a trade or business, agency, branch or a permanent establishment or become a tax resident in a country outside its country of incorporation;

(5)                                 refrain from entering into tax sharing agreements or otherwise guarantee another Person’s liability with respect to Taxes, and refrain from extending any applicable statute of limitations period in respect of Taxes, without the written consent of the Investors; and

(6)                                 provide to the Investors any other information that has not otherwise been described in this Section reasonably necessary for the preparation of income Tax returns of any kind whatsoever.

7.3                               Initial Public Offering. The Company and the Founder shall use commercially reasonable efforts (including but not limited to making appropriate amendments or modifications to the relevant transaction documents it enters into) to cause a Qualified IPO to occur by no later than December 31, 2018 and to ensure the Company (among other matters, its business operation, corporate governance, financial information and offshore holding structure) satisfies the listing and regulatory requirements on the applicable stock exchange.

7.4                               Use of Proceeds.

(i)                                          The members of the Company Group shall use the proceeds of the sale of Shares pursuant to this Agreement only for the capital expenditure and working capital needs of the Company and only in accordance with budget plan approved by the Board of Directors of the Company, subject to provisions under the Restated Memorandum and Articles.

(ii)                                       Each member of the Company Group will not directly or indirectly use the proceeds of the sale of Shares or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any person towards any sales or operations in Central African Republic, Congo, Iraq, Ivory Coast, Lebanon, Libya, Somalia, Venezuela, Yemen, Zimbabwe Iran, Myanmar, Syria, South Sudan, Sudan (north), Cuba or North Korea. or any other country sanctioned by OFAC or to fund any operations or financing any investments in, or make any payments to, any Person targeted by or subject to any Sanctions.

(iii)                                    The use of proceeds will be in compliance with and will not result in the breach by any Relevant Person of the Sanctions; and each member of the Company Group further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any Person, including any Person participating in the transactions contemplated under the Transaction Documents.

7.5                               Compliance with Employee Welfare Regulations. Each member of the Company Group shall, and the Founder shall cause each member of the Company Group to subscribe for and pay social insurance benefits, housing fund and other applicable insurances and pensions for each of their employees in strict compliance with Laws.

7.6                               Compliance with Laws Regarding Anti-Bribery, Anti-Corruption, Anti-Money Laundering and Sanctions.

(i)                                     Each member of the Company Group shall comply with all applicable Laws, including all anti-bribery, anti-corruption and anti-money laundering Laws as referred to in Section 3.17.

(ii)                                  Each member of the Company Group shall not, and shall use its best efforts to procure that each of its Representatives shall not, take any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act, as amended, or any other applicable anti-bribery or anti-corruption laws, including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from corporate funds, nor permit any Representative to offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value, to any Public Official or to any person under circumstances where such member of the Company Group or Representative knows or is aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Public Official, for the purpose of:

(1)                                 influencing any act or decision of such Public Official in his official capacity;

(2)                                 inducing such Public Official to do or omit to do any act in relation to his lawful duty;

(3)                                 securing any improper advantage;

(4)                                 inducing such Public Official to influence or affect any act or decision of any Government Entity; or

(5)                                 assisting any member of the Company Group in obtaining or retaining business for or with, or directing business to any member of the Company Group or any of its Subsidiaries or in connection with receiving any approval of the transactions contemplated herein.

No member of the Company Group nor any of the Representatives shall accept anything of value for any of the purposes listed in clauses (1) through (5) of this Section 7.6(ii).

(iii)                               Each member of the Company Group shall, and shall use its best effort to procure each of its Representatives to, comply with all applicable anti-money-laundering Laws and each member of the Company Group has or shall establish and maintain an anti-money-laundering program in accordance with all applicable Laws.

(iv)                              Each member of the Company Group shall promptly notify the Investors if any Representatives are Public Officials.

(v)                                 Each member of the Company Group shall promptly notify the Investors if any member of the Company Group will conduct or agree to conduct any business, or enter into or agree to enter into any transaction with or in Central African Republic, Congo, Iraq, Ivory Coast, Lebanon, Libya, Somalia, Venezuela, Yemen, Zimbabwe, Iran, Myanmar, Syria, South Sudan, Sudan (north), Cuba or North Korea.

7.7                               Express License. The Warrantors shall jointly and severally ensure that the Domestic Co-1 shall use its commercially reasonable efforts to apply for the expansion of the scope of the territories under its Express License to fully cover all existing distribution centers where the Domestic Co-1 and/or its franchisees carry on their respective business operations, as soon as practicable, but in no event later than December 31, 2016. If requested by the Investors, the Warrantors shall jointly and severally ensure that the WFOE-1, the WFOE-2 and/or their branches shall use their commercially reasonable efforts to apply for their own Express License.

7.8                               Franchise Contracts and Licenses. The Warrantors shall jointly and severally ensure that the Domestic Co-1 and the WFOE-2 shall use their respective commercially reasonable efforts to enter into franchise agreements with (a) the existing franchisees set forth in Section 3.19(ii) of the Disclosure Schedule as soon as practicable, but in no event later than December

31, 2016, and (b) Persons who become franchisees of the Domestic Co-1 and the WFOE-2 after the date hereof, and shall use their respective commercially reasonable efforts to make filings with the Ministry of Commerce of the PRC or its local counterparts in connection with these franchise agreements. In addition, the relevant members of the Company Group shall use their commercially reasonable efforts to cause their existing and future franchisees to adopt effective measures to comply with all applicable Laws in their development of sub-franchisees. The Warrantors shall jointly and severally ensure that the Company shall use its commercially reasonable efforts to cause (x) the existing franchisees of the Domestic Co-1 and the WFOE-2 set forth in Section 3.19(ii) of the Disclosure Schedule to obtain the Express Licenses and the Road Transportation Operation Permits (道路运输经营许可证), respectively, as soon as practicable, but in no event later than December 31, 2016, and (y) the Persons who become franchisees of the Domestic Co-1 and the WFOE-2 after the date hereof to obtain the Express Licenses and the Road Transportation Operation Permits, respectively.

7.9                               Business License of Branches. The Warrantors shall jointly and severally ensure that the members of the Group Companies shall use their commercially reasonable efforts to cause (i) the existing outlets set forth in Section 3.19(ii) of the Disclosure Schedule to obtain business licenses (as branches) and complete all necessary approvals, registrations and filings with the relevant PRC Governmental Authority (including without limitation the competent post bureau) as soon as practicable, but in no event later than December 31, 2016, and (ii) each outlet established after the date hereof to obtain business licenses (as branches) and all necessary approvals, registrations and filings with the relevant PRC Governmental Authority (including without limitation the competent post bureau). The Warrantors shall jointly and severally ensure that each branch of the WFOE-2 or the Domestic Co-1 shall use its commercially reasonable efforts to apply for and obtain its Road Transportation Operation Permit in accordance with its operational needs as determined by the Board and to the extent permitted by applicable Laws, but in no event later than December 31, 2016. For any branch of which the Express License or Road Transportation Operation Permit has expired, each such relevant branch shall use its commercially reasonable efforts to apply for and obtain its renewed Express License or Road Transportation Operation Permit in accordance with its operational needs as determined by the Board and to the extent permitted by applicable Laws, but in no event later than December 31, 2016.

7.10                        Lease. The Warrantors shall jointly and severally ensure that the members of the Company Group shall use their commercially reasonable efforts to cure the defects of entitlement related to the real property leases set forth on Exhibit K. If, after using their commercially reasonable efforts, the members of the Company Group are unable to cure any such defects of entitlement, then the members of the Company Group shall use their commercially reasonable efforts to find a suitable alternative property and enter into (or cause the applicable member of the Company Group to enter into) a valid and enforceable lease agreement with the landlord thereof on commercially reasonable terms, subject to the approval of the Board.

7.11                        Structure of the Company Group and Structure Agreements. The Warrantors shall jointly and severally ensure that each party to the relevant Structure Agreements fully performs its/his/her respective obligations under the Structure Agreements to realize the business intention underlying the Structure Agreements to enable the Company to exclusively Control and consolidate in its financial statements any entity organized and existing under the laws of the PRC that is owned or Controlled, directly or indirectly, by the Company, including without limitation Domestic Co-1 and Domestic Co-2. If the Investors reasonably believe that it is necessary or desirable to restructure the contractual arrangement within the Company Group under the Structure Agreements, the Warrantors shall, and shall ensure each party to the relevant Structure Agreements to, restructure such arrangements and the structure of the Company Group as recommended by the Investors. In addition, as reasonably determined by the Investors, (i) the members of the Company Group shall procure the establishment of holding companies that will own 100% of the equity interest in Domestic Co-1 and Domestic Co-2 with legal representatives and directors of such holding companies designated by the shareholders of the Company and such governance structure of such holding companies and their contractual arrangement with the members of the Company Group that are satisfactory to the Investors, and/or (ii) the shareholders of the Company shall have the right to appoint their nominees to hold such percentages of equity interest in Domestic Co-1 and Domestic Co-2 equal to their respective percentages of equity interest in the Company on an as-converted basis.

7.12                        Tax Risk Assessment and Remediation. As soon as practicable after the Initial Closing and in any event at least six (6) months prior to the completion of a Qualified IPO, the Company shall (a) engage a qualified tax advisor reasonably acceptable to the Investors, (b) cause such tax advisor to conduct a comprehensive tax risk assessment of the Company Group and produce a report on such tax risk assessment, (c) formulate a remediation plan, which is mutually agreed upon by the Company and the Investors, based on such tax assessment report provided by the tax advisor to address any potential Tax non-compliance issues in a reasonable manner, (d) promptly deliver a copy of the tax risk assessment report and the remediation plan to the Investors, (e) if requested by the Investors, confer with and discuss the tax risk assessment report and the remediation plan with the Investors and consider in good faith all reasonable comments and recommendations made by the Investors, and (f) take all necessary actions to implement the remedial and risk mitigation measures set forth in such remediation plan. For the avoidance of doubt, all fees and expenses related to or arising out of the engagement of such tax advisor and/or the implementation of remedial and risk mitigation measures shall be borne by the Company.

7.13                        Disposition of Domestic Co-2. As soon as practicable after the Initial Closing and in any event at least six (6) months prior to the completion of a Qualified IPO, or an earlier time if required by applicable Laws, regulations or listing requirements of the relevant stock exchange, unless otherwise agreed by the Investors, the Warrantors shall cause (a) the Structure Agreements by and among WFOE-1, Domestic Co-2 and the shareholders of Domestic Co-2 to be terminated and (b) the shareholders of Domestic Co-2 to transfer their respective equity interests in Domestic Co-2 to non-Affiliates of the Company at a price representing the fair market value of such equity interests, provided that, from the date hereof, Domestic Co-2 shall not expand its scope of operations unless otherwise agreed by the Investors.

7.14                        FATCA Compliance. Within thirty (30) days following the Initial Closing, upon request of any Investor, the Company shall provide the Investors a full, complete, and correct list of each member of the Company Group and each such entity’s classification for purposes of Sections 1471 through 1474 of the Code and regulations and guidance thereunder, any agreements or intergovernmental agreement entered into in connection therewith (and any rules or official guidance relating to such intergovernmental agreement) (collectively, “FATCA”) as of the Initial Closing. In addition, each member of the Company Group will make commercially reasonable efforts to make such filings and take such other actions as may be reasonably necessary for each such member to not be subject to (or required to make any) withholding under FATCA.

7.15                        Other Post Closing Actions. The relevant members of the Company Group shall duly complete each action set forth in Part 1 (Post Closing Actions) of Exhibit J hereof in such manner as reasonably satisfactory to the Investors.

8.                                      Miscellaneous.

8.1                               Survival. The representations and warranties of the Warrantors or the Investors set forth under Section 3 or Section 4 shall survive the Closing and remain in full force and effect for a period ending six (6) months after the provision to the Investors of the 2016 Audited Financial Statements, and such representations and warranties shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors. Notwithstanding the preceding sentences of this Section 8.1, (a) the Fundamental Warranties shall survive the Closing and remain in full force and effect until the later of (A) the completion of a Qualified IPO and (B) six (6) months after the provision to the Investors of the 2016 Audited Financial Statements and (b) the representations and warranties of the Warrantors set forth under Section 3.9 shall survive the Closing and remain in full force and effect until the completion of a Qualified IPO. Notwithstanding the foregoing, all such representations and warranties shall survive only until the redemption of all Series G Preferred Shares pursuant to the Restated Shareholders Agreement and the Restated Memorandum and Articles.

8.2                               Successors and Assigns. This Agreement and the rights and obligations of any party hereunder shall not otherwise be assigned without the mutual written consent of the other parties or in accordance with the provisions expressly set forth herein; provided that any Investor may assign its rights and obligations to an Affiliate of such Investor without consent of the other parties under this Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives, but shall not otherwise be for the benefit of any third party.

8.3                               Indemnity

(i)                                     Each of the Warrantors hereby agrees to jointly and severally fully indemnify and hold harmless each Investor and its employees, Affiliates, agents and assigns (each a “Series G Indemnified Party”) from and against any and all Indemnifiable Losses suffered, incurred or sustained by the Series G Indemnified Parties, directly or indirectly, as a result of, or based upon or arising from:

(1)                                 any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the Warrantors in or pursuant to this Agreement or any of the other Transaction Documents;

(2)                                 any Tax obligations of the Company Group arising from actions taken before the Initial Closing by any member of the Company Group to properly withhold and/or pay to any Tax authority amounts required to be withheld and/or paid pursuant to applicable Laws in connection therewith; or

(3)                                 any violation by any member of the Company Group prior to the Initial Closing of any applicable Law in relation to (a) the failure to obtain an Express License or Road Transportation Operation Permit in the express business of any member of the Company Group or any of its franchisees in compliance with applicable Law; (b) the failure to establish any branch in compliance with applicable Law; (c) the failure to pay or fully pay Social Insurance or other mandatory benefits (“Social Insurance Contributions”) for their employees in compliance with applicable Law or the failure to comply with the applicable labor Laws; and (d) registration of vehicles under the name of a member of the Company Group that are purchased or owned by others. Notwithstanding the forgoing, the Parties agree that the Founder’s indemnification obligation under Section 8.3(i)(2) and Section 8.3(i)(3) shall be terminated automatically upon the completion of a Qualified IPO.

(ii)                                  Any Series G Indemnified Party seeking indemnity under this Agreement (each, an “Indemnified Party”) shall give written notice to the party required to provide indemnity hereunder (the “Indemnifying Party”).

(iii)                               If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 8.3. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

(iv)                              The aggregate amount recoverable from the Founder pursuant to Section 8.3 shall not exceed the lesser of (a) the Subscription Consideration or Additional Subscription Consideration, as applicable, and (b) the Fair Market Value (as defined below) of the Ordinary Shares of the Company then owned by the Founder and any Permitted Transferees of the Founder, provided, however, that such cap shall not apply to the extent that such Indemnifiable Losses are caused by any fraud, intentional misconduct or gross negligence on the part of the Founder. For the purposes of this Section 8.3(iv), “gross negligence” has the meaning and scope as defined and interpreted under the applicable laws of the State of New York.

(v)                                 Except in cases of fraud, intentional misconduct or gross negligence on the part of the Founder, the Founder shall be entitled to seek contribution from the Company for half of the amount of any claim by any Indemnified Party for Indemnifiable Losses made against the Founder and the Investors’ sole remedy against the Founder will be to possess, acquire or dispose of the Ordinary Shares of the Company then owned by the Founder and any Permitted Transferees of the Founder for any breach of this Agreement or any other Transaction Documents.

(vi)                              The “Fair Market Value” of the Ordinary Shares shall be determined as follows:

(1)                                 if such shares are traded on a securities exchange, the average of the closing prices on such exchange or market over the thirty (30) Business Days ending immediately prior to the applicable date of valuation;

(2)                                 if such securities are traded over-the-counter, the average of the closing bid prices over the thirty (30) Business Days ending immediately prior to the applicable date of valuation; and

(3)                                 if there is no active public market as contemplated herein above, the Fair Market Value shall be determined in good faith by the Indemnifying Party(ies) and the Indemnified Party(ies); provided, that if such parties are unable to agree on such value, an independent, internationally recognized and reputable appraiser jointly designated by the Indemnifying Party(ies) and the Indemnified Party(ies) shall determine the Fair Market Value. If the Indemnifying Party(ies) and the Indemnified Party(ies) are unable to agree on the Fair Market Value or on the selection of the appraiser within fifteen (15) Business Days, each of the Indemnifying Party(ies) and the Indemnified Party(ies) shall appoint an independent, internationally recognized and reputable appraiser to determine such Fair Market Value, and (a) the Fair Market Value shall be deemed to be the average of such two appraisals, or (b) if any Indemnifying Party or Indemnified Party objects to the Fair Market Value determined pursuant to clause (a) above, such party may, within five (5) Business Days, request the Chairman of the HKIAC to appoint a third independent, internationally recognized and reputable appraiser, and the Fair Market Value shall be deemed to be the average of such appraisal with the two appraisals conducted pursuant to clause (a) above, and such Fair Market Value shall be binding on the Indemnifying Party and the Indemnified Party. Each of the parties shall bear the costs of its own appraiser appointed pursuant to clause (a) above, and the Indemnifying Party(ies) and the Indemnified Party(ies) shall each bear fifty percent (50%) of the costs of any third appraiser appointed pursuant to clause (b) above.

8.4                               Limitation of Liabilities.

(i)                                     Each of the Investors shall not be entitled to recover any Indemnifiable Losses in respect of any claim or claims under Section 8.3 unless and until the aggregate amount of all such substantiated claims exceeds US$500,000; provided, that when such amount is exceeded, the Indemnifying Party shall be liable for all amounts including the first US$500,000.

(ii)                                  Except in the case of fraud or willful misconduct, the aggregate amount payable by the Warrantors to the Series G Indemnified Party for indemnification under Section 8.3 shall not exceed the Subscription Consideration.

8.5                               Tax and Social Insurance Expenses. Notwithstanding Section 8.3, each member of the Company Group and the Founder shall, jointly and severally, pay the full amount of any losses, Liabilities, damages, liens, penalties, costs and expenses, associated with any failure by any member of the Company Group to pay any Taxes or Social Insurance Contributions owed by it prior to the Initial Closing.

8.6                               Governing Law. This Agreement, including the dispute resolution clause below, shall be governed by and construed under the Laws of the Hong Kong Special Administrative Region of the PRC, without regard to principles of conflicts of law thereunder.

8.7                               Dispute Resolution.

(i)                                     Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement (whether contractual, pre-contractual or non-contractual), or the interpretation, breach, termination or invalidity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(ii)                                  If the Dispute is not resolved within thirty (30) days following the date on which such notice is given, the Dispute shall be referred to and finally resolved by arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(iii)                               The arbitration shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the Arbitration Rules of the United Nations Commission on International Trade Law in force when the Notice of Arbitration is submitted, as modified by the HKIAC Procedures for the Administration of Arbitration under the UNCITRAL Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules or procedures are in conflict with the provisions of this Section 8.7, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.7 shall prevail. The place of the arbitration shall be Hong Kong. There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of HKIAC.

(iv)                              The arbitration proceedings shall be conducted in English.

(v)                                 In addition to the authority conferred upon the arbitral tribunal by the UNCITRAL Arbitration Rules, the arbitral tribunal shall have the authority to order production of documents taking guidance from the IBA Rules on the Taking of Evidence in International Arbitration as current on the date of the commencement of the arbitration.

(vi)                              Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(vii)                           The arbitrators shall decide any Dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

(viii)                        Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(ix)                              The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 8.7.

(1)                                 In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (i) there are issues of fact and/or law common to the arbitrations, (ii) the interests of justice and efficiency would be served by such a consolidation, and (iii) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(2)                                 The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(3)                                 If the Principal Tribunal makes an order for consolidation, it: (i) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (ii) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (iii) may also give such directions as it considers appropriate (A) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under Section 8.7); and (B) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(4)                                 Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (i) the validity of any acts done or orders made by such arbitrators before termination, (ii) such arbitrators’ entitlement to be paid their proper fees and disbursements and (iii) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(5)                                 The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 8.7 where such objections are based solely on the fact that consolidation of the same has occurred.

(x)                                 During the course of the arbitration tribunal’s resolution of the Dispute, this Agreement shall continue to be performed except with respect to the part in Dispute and under resolution.

(xi)                              The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(xii)                           Process Agent. Each of the Warrantors agrees that the process by which any legal proceedings in Hong Kong are begun may be served on it by being delivered to the HK Entity in Hong Kong at Unit 12, 19/F, Tower B Southmark, 11 Yip Hing Street, Wong Chuk Hang, Hong Kong. If the HK Entity ceases to have a place of business in Hong Kong, each of the Warrantors shall forthwith appoint a person in Hong Kong to accept service of process on its/his respective behalf in Hong Kong and immediately notify the Investors of such appointment, and, failing such appointment within fifteen (15) days, the Investors shall be entitled to appoint such a person by notice to the Warrantors. Nothing contained herein shall affect the right to serve process in any other manner permitted by applicable Law.

8.8                               Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 8.8). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

8.9                               Fees and Expenses.

(i)                                     In the event that the transactions contemplated hereunder are consummated with the Investors, all the fees and expenses incurred by the Lead Investors for such transaction up to a maximum of six hundred thousand U.S. dollars (US$600,000) in the aggregate (the “Investors Expenses”) shall be borne by the Company. The Investors Expenses will be allocated between the Lead Investors on a pro rata basis by reference to the number of Series G Preferred Shares that each Lead Investor holds immediately after the Additional Closing.

(ii)                                  In the event any of the Company Group or the Founder decides not to proceed with the transactions (other than for reasons attributable to the Investors) contemplated hereunder at any time, the Company shall be responsible for the portion of the Investors Expenses that have already been incurred with respect to such transactions, provided that the Investor Expenses shall not exceed three hundred thousand U.S. dollars (US$300,000) in the aggregate.

(iii)                               In the event that any of the Lead Investors decides not to proceed with the transactions contemplated hereunder at any time, the Company shall have no liability for any of the Investors Expenses.

(iv)                              All the fees and expenses incurred by the Company and the Investors (other than the Lead Investors) for the transaction contemplated hereunder shall be borne by themselves.

8.10                        Finder’s Fee. Except as provided in Section 3.8 of the Disclosure Schedules, each Party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees, severally and not jointly, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. Each Warrantor agrees, jointly and severally, to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.11                        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.12                        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties, provided, however, that the written consent of the Existing Investors are only required in connection with any amendments or waivers to Section 7.1, 8.2, 8.6, 8.7, 8.8, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, 8.17, 8.18, 8.20 and 8.22 hereof. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

8.13                        No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

8.14                        Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

8.15                        Delays or Omissions. Subject to Section 8.1 above, no delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

8.16                        No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

8.17                        Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.18                        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

8.19                        No Commitment for Additional Financing. The Company acknowledges and agrees that the Investors have not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Series G Preferred Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Investors or their representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Investors or their representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Investors and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

8.20                        Entire Agreement. This Agreement and the other Transaction Documents, together with all exhibits hereto and thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. For the avoidance of doubt, this Agreement shall be deemed to terminate and supersede the provisions of the Term Sheet and any letter of intent, memorandum of understanding, confidentiality and nondisclosure agreement, or any other agreement executed between the Investors, the Founder, and the Company Group prior to the date of this Agreement, none of which agreements, including the Term Sheet, shall continue.

8.21                        Investors Obligation Several and Not Joint. All rights and obligations of each Investor under this Agreement and under any other Transaction Document shall be, unless expressly otherwise stated herein or therein, several and not joint.

8.22                        Waivers.

(i)                                     Each of the Existing Investors hereby waives any pre-emptive rights, rights of first refusal, rights of co-sale, or any rights to receive notice that such Existing Investor may have with respect to the purchase of Transfer Shares and the subscription for Series G Preferred Shares (including Additional Subscription Shares) contemplated hereunder and under the other Transaction Documents, including the re-designation of the Transfer Shares to Series G-2 Preferred Shares contemplated hereunder.

(ii)                                  Each of the Initial Investors hereby waives any pre-emptive rights, rights of first refusal, rights of co-sale or any rights to receive notice that such Initial Investor may obtain upon the Initial Closing with respect to purchase of Transfer Shares and subscription for Additional Subscription Shares, contemplated hereunder and under the other Transaction Documents, including the re-designation of the Transfer Shares to Series G-2 Preferred Shares contemplated hereunder.

(iii)                               Alibaba Investment Limited hereby waives any claim against, and covenants not to sue, any member of the Company Group and the Founder as a result of, or arising from, any breach of post-closing covenants of such member of the Company Group and the Founder under the Series F Preferred Shares Purchase Agreement among it, the Company Group, the Founder and certain other parties thereto dated January 8, 2015 (excluding sections 9.2, 9.3, 9.6, 9.7, 9.9, 9.10 and 9.18 thereunder).

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:	BEST LOGISTICS TECHNOLOGIES LIMITED

	By:	/s/ Shao-Ning Johnny Chou
	Name:	Shao-Ning Johnny Chou
	Capacity:	Director

[Best Logistics - Signature Page to Series G Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MEMBERS OF COMPANY GROUP:	EIGHT HUNDRED LOGISTICS TECHNOLOGIES CORPORATION

	By:	/s/ Shao-Ning Johnny Chou
	Name:	Shao-Ning Johnny Chou
	Capacity:	Director

BEST LOGISTICS TECHNOLOGIES LIMITED. (百世物流科技有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST TECHNOLOGIES CO., LTD.

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

ZHEJIANG BEST TECHNOLOGIES LTD. (浙江百世技术有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

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BEST LOGISTICS TECHNOLOGIES (CHINA) CO., LTD. (百世物流科技 (中国) 有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

HANGZHOU BEST NETWORK TECHNOLOGIES LTD. (杭州百世网络技术有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST STORE NETWORK (HANGZHOU) CO., LTD. (百世店加科技（杭州）有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

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BEST LOGISTICS TECHNOLOGIES (DONGGUAN) CO., LTD. (百世物流科技（东莞）有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

SHANGHAI ZHENGQI LOGISTICS CO., LTD. (上海正奇物流有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST LOGISTICS TECHNOLOGIES (NINGBO FREE TRADE ZONE) CO., LTD. (百世物流科技（宁波保税区）有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

BEST SUPPLY CHAIN MANAGEMENT (HANGZHOU) CO., LTD. (百世供应链管理(杭州) 有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

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BEST FINANCE LEASE (ZHEJIANG) CO., LTD. (百世融资租赁（浙江）有限公司)

By:	/s/ Shao-Ning Johnny Chou
Name:	Shao-Ning Johnny Chou
Capacity:	Director

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FOUNDER:	Shao-Ning Johnny Chou

/s/ Shao-Ning Johnny Chou

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ORDINARY SHAREHOLDERS:	SHAO-HAN JOE CHOU

/s/ Shao-Han Joe Chou

GEORGE CHOW

/s/ George Chow

DAVID HSIAOMING TING

/s/ David Hsiaoming Ting

THE 2012 MKB IRREVOCABLE TRUST

By:	/s/ The 2012 MKB Irrevocable Trust
Capacity:	Trustee

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:	SHANGHAI GUANGSHI INVESTMENTS CENTER (LIMITED PARTNERSHIP)
(上海光世投资中心（有限合伙））

	By:	/s/ Weifeng Wang
	Name:	Weifeng Wang
	Capacity:	President

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:	CAINIAO SMART LOGISTICS INVESTMENT LIMITED

	By:	/s/ Zong Wenhong
	Name:	Zong Wenhong
	Capacity:	Director
Address:
Fax:

With a Copy to: Simpson Thacher & Bartlett, ICBC Tower – 35th Floor 3 Garden Road, Central Hong Kong Attn: Ms. Kathryn King Sudol Fax: 852-2869 7694

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:	CBLC INVESTMENT LIMITED

	By:	/s/ E-ho Mary Lam
	Name:	E-ho Mary Lam
	Capacity:	Alternate Director to Ching Nar Cindy Chan

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	CHINA DEVELOPMENT BANK INTERNATIONAL INVESTMENT LIMITED

	By:	/s/ YUAN Chun
Name: YUAN Chun
Capacity: Executive Director

	By:	/s/ ZHANG Jielong
Name: ZHANG Jielong
Capacity: Executive Director

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:	SUPER PREMIUM INVESTMENT LIMITED

	By:	/s/ Timi Tao I
	Name:	Timi Tao I
	Capacity:	Authorized Signatory.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:	LIYUE JINSHI INVESTMENT L.P.

	By:	/s/ TSENG, Kuo-Lung
Name: TSENG, Kuo-Lung
Capacity: Sole Director of LIYUE JINSHI MANAGEMENT LTD., acting as General Partner for and on behalf of LIYU JINSHI INVESTMENT L.P.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EXISTING INVESTORS:	IDG-ACCEL CHINA CAPITAL II L.P.
	By:	IDG-Accel China Capital II Associates L.P.,
its General Partner
	By:	IDG-Accel China Capital GP II Associates Ltd.,
its General Partner

	By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Capacity:	Authorized Signatory

IDG-ACCEL CHINA CAPITAL II INVESTORS L.P.
	By:	IDG-Accel China Capital GP II Associates Ltd.,
its General Partner

	By:	/s/ Chi Sing HO
	Name:	Chi Sing HO
	Capacity:	Authorized Signatory

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXISTING INVESTORS:	BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

	By:	/s/ William Y. Eng
	Name:	William Y. Eng
	Capacity:	Vice President

BRIDGE STREET 2014 HOLDINGS, L.P.

	By:	/s/ William Y. Eng
	Name:	William Y. Eng
	Capacity:	Vice President

STONE STREET 2014 HOLDINGS, L.P.

	By:	/s/ William Y. Eng
	Name:	William Y. Eng
	Capacity:	Vice President

MBD 2014 HOLDINGS, L.P.

	By:	/s/ William Y. Eng
	Name:	William Y. Eng
	Capacity:	Vice President

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXISTING INVESTORS:	CDH HERCULES LIMITED

	By:	/s/ William Hsu
	Name:	William Hsu
	Capacity:	Director

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXISTING INVESTORS:	BRACKENHILL TOWER LIMITED

	By:	/s/ Andrew Lo
	Name:	Andrew Lo
	Capacity:	Director
Address:
Fax:

FLORENCE STAR WORLDWIDE LIMITED

	By:	/s/ Andrew Lo
	Name:	Andrew Lo
	Capacity:	Director
Address:
Fax:

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

INVESTORS:	HINA GROUP FUND, L.P.

	By:	/s/ Eric Chow
	Name:	Eric Chow
	Capacity:	CFO
Address:
Fax:

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXISTING INVESTORS:	PACVEN WALDEN VENTURES VI, L.P.

	By:	/s/ Andrew Kau
	Name:	Andrew Kau
	Capacity:	Authorized Signatory
Address:
Fax:

PACVEN WALDEN VENTURES PARALLEL VI, L.P.

	By:	/s/ Andrew Kau
	Name:	Andrew Kau
	Capacity:	Authorized Signatory
Address:
Fax:

PACVEN WALDEN VENTURES PARALLEL VI-KT, L.P.

	By:	/s/ Andrew Kau
	Name:	Andrew Kau
	Capacity:	Authorized Signatory
Address:
Fax:

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EXISTING INVESTORS:	DENLUX LOGISTICS INVEST INC.

	By:	/s/ Wei Xu
	Name:	Wei Xu
	Capacity:	Director
Address:
Fax:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

existing investors:	hongkong jiashi international group limited

	By:	/s/ LIN Xiangqing
	Name:	LIN Xiangqing
	Capacity:	Authorized Signatory
Address:
Fax:

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

existing investors:	champ city international limited

	By:	/s/ Yang Chiu-Chin
	Name:	Yang Chiu-Chin
	Capacity:	Authorized Signatory
Address:
Fax:

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

existing investors:	ALIBABA INVESTMENT LIMITED

	By:	/s/ ZHANG Yong
	Name:	ZHANG Yong
	Capacity:	Authorized Signatory
Address:
Fax:

With a Copy to:
Simpson Thacher & bartlett, ICBC Tower – 35th Floor 3 Garden Road, Central Hong Kong Attn: Ms. Kathryn King Sudol Fax: 852-2869 7694

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